SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) OCTOBER 12, 1999



                         FRANKLIN SELECT REALTY TRUST
            (Exact Name of Registrant as Specified in its Charter)



      CALIFORNIA               1-12709               94-0395938
    State or other      Commission File Number      IRS Employer
    jurisdiction of                            Identification Number
     incorporation



                2000 ALAMEDA DE LAS PULGAS, SAN MATEO, CA 94404
              (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code: (650) 312-3000



ITEM 5.  OTHER EVENTS.

      Franklin Select Realty Trust (the "Company") has signed an agreement dated as of October 12, 1999 (the "Purchase Agreement") to sell its remaining real estate interests to Value Enhancement Fund III, LLC, a real estate fund managed by Lend Lease Real Estate Investments, Inc. The sale includes all the office and industrial properties owned by the Company, together with the interests of the Company and its partners in FSRT, L.P., its limited partnership subsidiary (the "Partnership"). The Company is the sole general partner of the Partnership. Lend Lease, located in Atlanta, Georgia, is a leading real estate advisor to pension funds and other institutional investors in the United States as ranked by assets under management.

      The aggregate base purchase price is $131,500,000 for the Company's and the limited partners' interests. Of the total price, the purchase price for the Company's interests is $119,377,500 in cash, reduced by approximately $26,500,000 for existing debt to be assumed by the buyer, and the purchase price for the limited partners' interests is $12,122,500 and is payable in installments. The transaction is subject to approval by the Company's shareholders, due diligence-based and other customary pre-closing price adjustments, closing pro-rations and customary conditions.

      The Company had previously announced that a Special Committee of the Board of Directors, with the assistance of Prudential Securities
Incorporated, its financial advisor, was undertaking a review of the strategic alternatives available to the Company. In 1998, the Company sold its three retail properties. The decision to proceed with a transaction with Lend Lease on behalf of its investment fund was made after lengthy negotiations.

      In connection with the formation of the Partnership, the limited partners were granted rights (the "Conversion Rights") to convert their limited partner interests into shares of the Company's Series A Common Stock or, at the Company's option, the value of Series A shares in cash. The conversion ratio is currently one Series A share for each limited partner unit. In connection with the Purchase Agreement, the Company has also signed a Purchase of Conversion Rights Agreement dated as of October 12, 1999 (the "Conversion Rights Agreement") with the limited partners pursuant to which the Company has agreed to purchase the limited partners' Conversion Rights. The purchase is contingent upon, and is to occur immediately before, the closing of the sale to Value Enhancement. The purchase price for each Conversion Right is equal to the amount of the excess, if any, of distributions per share that the Series A shareholders receive from the sale of the assets to Value Enhancement and the liquidation of the Company over the amount per limited partner unit the limited partners receive from Value Enhancement at the closing.

       Each limited partner has the right to convert its partnership interests into Series A shares effective immediately prior to the closing of the transaction, but must notify the Company on or before November 19, 1999 of its election to do so. If any limited partner elects to convert into Series
A shares, the purchase price to be paid by Value Enhancement to Franklin Select would be increased ratably for each limited partner unit converted and the price to be paid by Value Enhancement to the remaining limited partners would be decreased by the same amount.

      The above description of the Purchase Agreement and the Conversion Rights Agreement is qualified in all respects by the text of the Purchase Agreement and the Conversion Rights Agreement, which are being filed as Exhibits 2(a) and 2(b) of this Form 8-K, respectively.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibits

      2.(a)Purchase Agreement dated as of October 12, 1999 by and among Value Enhancement Fund III, LLC, a Georgia limited liability company, Franklin Select Realty Trust, a California corporation, FSRT, L.P., a Delaware limited partnership, and the persons listed on Schedule 1 thereto.

      2.(b)Purchase of  Conversion  Rights  Agreement  dated as of October
           12,  1999  between   Franklin  Select  Realty  Trust,  a  California
           corporation, and the Limited Partners listed on Schedule 1 thereto.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:  October ___, 1999                 FRANKLIN SELECT REALTY TRUST


                                    By:
                                          David P. Goss
                                          President



                                 EXHIBIT INDEX

      These Exhibits are numbered according to the Exhibit Table of Item 601 of Regulation S-K:

EXHIBIT NO.          DESCRIPTION


2(a) Purchase Agreement dated as of October 12, 1999 by and among Value Enhancement Fund III, LLC, a Georgia limited liability company, Franklin Select Realty Trust, a California corporation, FSRT, L.P., a Delaware limited partnership, and the persons listed on Schedule 1 thereto.

2(b) Purchase of Conversion Rights Agreement dated as of October 12, 1999 between Franklin Select Realty Trust, a California corporation, and the Limited Partners listed on Schedule 1 thereto.


Exhibit 2(a)


                              PURCHASE AGREEMENT





                                     AMONG

                         FRANKLIN SELECT REALTY TRUST,

                                  FSRT, L.P.,

                   THE LIMITED PARTNERS LISTED ON SCHEDULE 1

                                      AND

                        VALUE ENHANCEMENT FUND III, LLC


                               October 12, 1999




                               TABLE OF CONTENTS

                                                                           PAGE


RECITALS..........................................................1


1. AGREEMENT OF PURCHASE AND SALE.................................2

      1.1 Interest in Select Properties...........................2
      1.2 General Partner's Interest..............................3
      1.3 Limited Partners'Interest...............................4
      1.4  All or None Transaction................................4

2. PURCHASE PRICE.................................................4

      2.1 Select Price............................................4
      2.2 Limited Partnership Price...............................4
      2.3 Certain Adjustments.....................................5

3. DEPOSIT........................................................5

      3.1 Select Deposit..........................................5
      3.2 General.................................................5

4. TITLE..........................................................6

      4.1 Title Commitments and Surveys...........................6
      4.2 Title to Select Properties..............................6
      4.3 Title Exceptions Appearing Before the Closing...........6

5. EXISTING LOANS.................................................7


6. DOCUMENTS DELIVERED TO BUYER...................................7

      6.1 Property Documents......................................7
      6.2 Service Contracts.......................................7
      6.3 Physical Condition Reports..............................7
      6.4 Leases..................................................8
      6.5 Rent Rolls..............................................8
      6.6 Financial Information...................................8
      6.7 Income and Expense Statements...........................8
      6.8 Tax Bills...............................................8
      6.9 Insurance Documents.....................................8
      6.10 Warranty Agreements....................................8
      6.11 Other Documents........................................8

7. DUE DILIGENCE..................................................8

      7.1 Completion of Internal Due Diligence and Approval.......8
      7.2 Acceptance Of Properties "As Is.........................9
      7.3 Breach of Representation and Warranty..................10

8. OPERATION OF PROPERTIES; PARTNERSHIP AGREEMENT................11

      8.1 Management and Maintenance of Properties...............11
      8.2 Leases.................................................11
      8.3 Title..................................................12
      8.4 Service Contracts......................................12
      8.5 Restrictive Uses.......................................12
      8.6 Estoppel Letters.......................................12
      8.7 Development of the Data General Project................13
      8.8 Modifications to Partnership Agreement.................13

9. INSURANCE; RISK OF LOSS; CONDEMNATION.........................14

      9.1 Insurance..............................................14
      9.2 Damage or Destruction..................................14
      9.3 Eminent Domain.........................................14
      9.4 Restoration............................................15
      9.5 Exclusive Remedies.....................................15

10. SHAREHOLDER OBLIGATIONS......................................15

      10.1 Shareholder Approval..................................15
      10.2 Proxy Statement.......................................15
      10.3 Failure to Obtain Approvals; Permitted Termination....15
      10.4 Subsequently Received Offers..........................16

11. CLOSING......................................................17

      11.1 Closing Date..........................................17
      11.2 Select's Deliveries...................................17
      11.3 Limited Partners'Deliveries...........................19
      11.4 Buyer's Deliveries....................................19
      11.5 The Partnership's Deliveries..........................20
      11.6 Closing Costs.........................................20
      11.7 Closing Events........................................21
      11.8 Prorations............................................21
      11.9 Estimated Closing Accounting..........................24
      11.10 Closing Accounting...................................24
      11.11 Resolution: Final Accounting.........................24
      11.12 Conditions Precedent to Closing......................24

12. LIMITED PARTNER LOANS........................................25


13. REPRESENTATIONS AND WARRANTIES...............................26

      13.1 Representations and Warranties of Select as to Itself.26
      13.2 Representations and Warranties of Limited Partners....27
      13.3 Representations and Warranties Relating to Partnership Properties
           27
      13.4 Additional Representations and Warranties Regarding the Partnership
           and Partnership Properties............................31
      13.5 Sellers'Actual Knowledge, Existing Knowledge of Buyer.33
      13.6 Breach of Representations and Warranties..............33
      13.7 Representations and Warranties of Buyer...............33
      13.8 No Representation Respecting Year 2000 Issues.........34

14. INDEMNIFICATION; CLAIMS AGAINST HOLDBACK.....................34

      14.1 Indemnification.......................................34
      14.2 Cooperation...........................................35
      14.3 Claims for Indemnification............................35
      14.4 Limitation on Indemnification.........................36
      14.5 Survival of Representations, Warranties and Covenants.37
      14.6 Disputes..............................................37
      14.7 Escrow Fund...........................................37
      14.8 Limitation on Obligations.............................38
      14.9 Shareholder Litigation................................38
      14.10 Specific Performance.................................38

15. DEFAULT AND REMEDIES.........................................38

      15.1 Seller's Failure to Close Select Transactions.........38
      15.2 Buyer's Failure to Close Select Transactions; Liquidated Damages
           38
      15.3 Notice of Default; Opportunity to Cure................39
      15.4 Select's Continued Existence..........................39
      15.5 Limitation on Liability of Limited Paterns............39
      15.6 Remedies Available Unless Expressly Restricted........40
      15.7 Limited Partners'Rights to Cancel Sale of Units and to Convert
         Units
         into Shares of Select...................................40


16. DISPUTE RESOLUTION...........................................40

      16.1 Disputes..............................................40
      16.2 Escrow of Disputed Amounts............................41
      16.3 Litigation; Venue.....................................41
      16.4 Attorneys'Fees........................................41
      16.5 Representative........................................41

17. MISCELLANEOUS................................................41

      17.1 Notices...............................................41
      17.2 Headings..............................................42
      17.3 Covenant of Further Assurances........................42
      17.4 Entire Agreement......................................43
      17.5 Partial Invalidity....................................43
      17.6 No Waiver.............................................43
      17.7 Brokers and Finders...................................43
      17.8 Time of the Essence...................................43
      17.9 Governing Law.........................................43
      17.10 Interpretation.......................................43
      17.11 Assignment...........................................44
      17.12 Counterparts.........................................44

                               LIST OF SCHEDULES

Schedule 1      Limited Partners
Schedule 1.1    Personal Property
Schedule 2.2    Note Payments
Schedule 4.1    Schedule of Preliminary Title Reports
Schedule 4.2    Title Endorsements
Schedule 5      Existing Loans
Schedule 6.2    Service Contracts
Schedule 6.3    Reports
Schedule 6.5    Rent Rolls
Schedule 6.7    Income and Expense Statements for the Properties
Schedule 8.1    Approved Capital Expenditures
Schedule 8.2.1  Future Leasing Activity Schedule
Schedule 8.7    Development Budget for Data General Project
Schedule 11.2.10     Terminations of Related Party Agreements
Schedule 11.8.5 Buyer Lease Costs
Schedule 13.3.5(a)   Commission Agreements
Schedule 13.3.5(b)   Unpaid Tenant Inducements
Schedule 13.3.5(c)   Disclosure Schedule Regarding Tenant Defaults
Schedule 13.3.13     List of Loan Documents



                               LIST OF EXHIBITS

Exhibits A-1 - A-5   Select Land Legal Descriptions
Exhibits B-1 - B-4   Partnership Land Legal Descriptions
Exhibit C       Form of Note
Exhibit D       Form of Letter of Credit
Exhibit E       Form of Tenant Estoppel Letter
Exhibit F       Form of General Partner's Interest Assignment Agreement
Exhibit G       Form of Bill of Sale and Assignment of Leases
Exhibit H       Form of Assignment of Plans, Service Contracts, Warranties and
Approvals
Exhibit I       Form of Tenant Notice Letter
Exhibit J       Form of Partnership Interest Assignment Agreement
Exhibit K       Form of Partner Note
Exhibit L       Partnership Agreement
Exhibit M       Form of Escrow Agreement



                            TABLE OF DEFINED TERMS

                                                                           PAGE

Acceptable Estoppel Letter.......................................13
Agreement.........................................................1
Approvals.........................................................3
Approved Capital Expenditures....................................11
Assets...........................................................27
Assignments of Leases............................................17
Assumed Contracts.................................................7
Buyer.............................................................1
Claim............................................................35
Claim Notice.....................................................35
Claim Period.....................................................37
Closing..........................................................17
Closing Accounting...............................................24
Closing Date.....................................................17
Commission Agreements............................................28
Commitments.......................................................6
Contract Date.....................................................1
Covered Party....................................................34
Data General......................................................1
Deposit...........................................................5
Due Diligence Materials...........................................7
Early Closing Cost...............................................17
Emergency Expenditures...........................................11
Escrow Agent.....................................................38
Escrow Agreement.................................................37
Escrow Fund......................................................38
Estimated Closing Accounting.....................................24
Estoppel Letters.................................................12
Exchange Agreement...............................................40
Excluded Claims and Losses.......................................37
Existing Leases...................................................8
Existing Loans....................................................7
Fairway...........................................................1
Final True Up Date...............................................22
Financial Statements.............................................32
Future Leasing Activity Schedule.................................11
General Partner's Interest........................................1
General Partner's Interest Assignment Agreement..................17
General Partner Transaction.......................................3
Grant Deeds......................................................17
Hazardous Materials..............................................30
Holdback Amount...................................................4
Improvements......................................................3
Indemnified Party................................................34
Indemnitor.......................................................34
Indemnity Escrow Fund............................................37
Insolvent........................................................26
Lam Building......................................................1
Land..............................................................2
Lease Costs......................................................23
Lease Files.......................................................8
Leases............................................................3
Letter of Credit..................................................5
Limited Partner Excluded Claims and Losses.......................37
Limited Partner Indemnitor.......................................35
Limited Partner Indemnity Claims.................................35
Limited Partners..................................................1
Limited Partners'Share............................................5
Loan Documents...................................................31
Losses...........................................................34
Major Lease Termination..........................................14
Maximum Indemnification Amount...................................36
Note..............................................................4
Partner Loan.....................................................25
Partner Note.....................................................26
Partnership.......................................................1
Partnership Agreement.............................................1
Partnership Interest Assignment Agreement........................19
Partnership Land..................................................2
Partnership Note..................................................1
Partnership Properties............................................2
Partnership Property..............................................2
Partnership Transaction...........................................4
Permitted Exceptions..............................................6
Permitted Termination............................................16
Personal Property.................................................3
Plans.............................................................3
Post-Contract Exceptions..........................................6
Project..........................................................13
Properties........................................................2
Property..........................................................2
Property Documents................................................7
Property Transaction..............................................2
Purchase Price....................................................4
Purchase Price Adjustment Escrow Fund............................37
Reimbursement Amount.............................................16
Rent Rolls........................................................8
Reports...........................................................7
restraint........................................................24
Rights............................................................3
SEC..............................................................15
Select............................................................1
Select's or the Partnership's or the Sellers'Knowledge...........33
Select's Share....................................................5
Select and Partnership Excluded Claims and Losses................36
Select Land.......................................................1
Select Price......................................................4
Select Properties.................................................1
Select Property...................................................1
Select Transactions...............................................3
Sellers...........................................................1
Service Contracts.................................................7
Shareholder Litigation...........................................27
Shores............................................................1
Superior Proposal................................................16
Surveys...........................................................6
Tenants...........................................................8
Threshold Amount.............................................36, 37
Title Company.....................................................5
Title Policies....................................................6
Trailing Commission Fees.........................................29
Transaction Agreements............................................2
Transactions......................................................4
Units.............................................................2
Units Price.......................................................4




                              PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of October 12, 1999 (the "CONTRACT DATE"), by and among VALUE ENHANCEMENT FUND III, LLC, a Georgia limited liability company ("BUYER"), FRANKLIN SELECT REALTY TRUST, a California corporation ("SELECT"), FSRT, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and the persons listed on SCHEDULE 1 hereto (the "LIMITED PARTNERS"). Select and the Limited Partners are sometimes collectively referred to in this Agreement as the "SELLERS".

                                   RECITALS

      A....Select is the owner of the following real estate projects:

           (i) 1800 East Imperial Highway and adjacent land parcel, Brea, California ("FAIRWAY");

           (ii) 4545, 4555 & 4575 Cushing Parkway, Fremont, California;

           (iii)45635 & 45875 Northport Loop East, Fremont, California;

           (iv) 100 Marine World Parkway, Redwood City, California; and

           (v)  1 & 3 Twin Dolphin Drive, Redwood City, California (the
"Shores")

(each individually, a "SELECT PROPERTY" and collectively, the "SELECT PROPERTIES"). The Select Properties include land located in the California Counties of Alameda, Orange and San Mateo and are more particularly described on attached EXHIBITS A-1 through A-5, respectively (the "SELECT LAND").

      B....Select is the sole general partner of the Partnership (Select's interest as the general partner of the Partnership is referred to in this Agreement as the "GENERAL PARTNER'S INTEREST"). The General Partner's Interest includes all rights of the general partner in the Partnership (including Select's right as the payee with respect to a "Revolving Promissory Note" from the Partnership dated as of December 29, 1997 (the "PARTNERSHIP NOTE")) and has the rights and obligations set forth in the Partnership's Agreement of Limited Partnership (the "PARTNERSHIP Agreement"). The Partnership is the owner of the following real estate projects:

           (i)  46360 Fremont Boulevard, Fremont, California, California;

           (ii) 40455 and 40563 Encyclopedia Circle, Fremont California;

           (iii)4540 & 4650 Cushing Parkway, Fremont, California (the "LAM BUILDING"); and

           (iv) 1500 Rosecrans Avenue, Manhattan Beach, California ("DATA GENERAL")

(each individually, a "PARTNERSHIP PROPERTY" and collectively, the "PARTNERSHIP PROPERTIES"; a Select Property or Partnership Property is sometimes referred to in this Agreement as a "PROPERTY", and the Select Properties and the Partnership Properties are sometimes collectively referred to in this Agreement as the "PROPERTIES"). The Partnership Properties include land located in the California Counties of Alameda and Los Angeles and are more particularly described on attached EXHIBITS B-1 through B-4, respectively (the "PARTNERSHIP LAND", and, collectively with the Select Land, the "LAND").

      C....The Limited Partners are all of the limited partners of the
Partnership.

      D....On the terms and subject to the conditions of this Agreement and the other instruments and agreements contemplated hereby, or entered into simultaneously herewith (collectively with this Agreement, the "TRANSACTION AGREEMENTS") (i) Select has agreed to sell to Buyer and Buyer has agreed to buy from Select at the Closing (as defined below), all of Select's right, title and interest in the Select Properties, and the General Partner's Interest, and (ii) the Limited Partners have agreed to sell to Buyer and Buyer has agreed to buy from each Limited Partner in an installment sale, all of such Limited Partner's interests in the Partnership (the "UNITS").

      NOW, THEREFORE, in consideration for the foregoing Recitals and the mutual covenants and agreements herein contained, and intending to be legally bound thereby, Buyer. Select , the Partnership and the Limited Partners agree as follows:

      1....AGREEMENT OF PURCHASE AND SALE.

           1.1 INTEREST IN SELECT PROPERTIES. Select agrees to sell to Buyer, and Buyer agrees to purchase from Select, the Select Properties on the Closing Date, all on the terms and conditions set forth herein (the "PROPERTY TRANSACTION") concurrently with, and as a condition to each of the Seller's and the Buyer's obligations to close, the other Transactions described herein. The Select Properties include the related Improvements, together with:

                (a) All easements, rights of way, privileges, licenses, appurtenances and other rights and benefits of Select belonging to or in any way related to the Select Land.

                (b) All Approvals with respect to the Select Land or related Improvements.

                (c) All Plans, Reports (as defined below) and Rights with respect to the Select Land or the related Improvements (except for certain causes of action relating to Fairways, as described below).

                (d) All Personal Property owned by Select and used in connection with the ownership or operation of the Select Land or the Improvements.

                (e) The Leases, together with any security deposits for which landlord is responsible (together with interest thereon, to the extent accruing for the benefit of any Tenant) and Select's rights under all guaranties, letters of credit or other instruments that guarantee the performance of the obligations of the tenants (or any of them) under the Leases.

                (f) All of Select's interest under the Service Contracts (as defined below).

                (g) The following trade names, to the extent of Select's rights therein: Northport Business Park, The Shores, and Fairway Center.

                (h) All other intangible rights and property relating to the Select Land, the related Improvements or the related Personal Property or the use, occupancy or operation thereof.

      As used in this Agreement, the following terms will have the meanings ascribed in this Section:

      "APPROVALS" means, collectively, all certificate(s) of occupancy with respect to Improvements, and other building or equipment permits, consents, authorizations, variances, waivers, licenses, permits, certificates and approvals from any governmental or quasi-governmental authority with respect to any Land or its related Improvements.

      "IMPROVEMENTS" means all improvements, buildings and fixtures located on any Land.

      "LEASES" means, collectively, the lessor's interest under all Existing Leases (as defined below) and under any new leases or occupancy agreements with respect to Improvements entered into prior to the Closing consistent with the terms and conditions of this Agreement.

      "PLANS" means all Select's or the Partnership's, as the case may be, interest in architectural, mechanical, engineering, as-built and other plans, specifications, surveys and drawings relating to the Properties, if any.

      "PERSONAL PROPERTY" means all furniture, machinery, equipment, supplies and other personal property owned by Select or the Partnership, as the case may be, and used in connection with the ownership or operation of Land or Improvements, and including, without limitation, the personal property listed on SCHEDULE 1.1.

      "RIGHTS" means all transferable or assignable warranties, representations, guaranties, claims, indemnities, contract rights and miscellaneous rights relating to the ownership, development, use and operation of Land and Improvements, if any.

           1.2 GENERAL PARTNER'S INTEREST. Select agrees to sell to Buyer, and Buyer agrees to purchase from Select, on the Closing Date, all on the terms and conditions set forth herein, the General Partner's Interest (the "GENERAL PARTNER TRANSACTION" and, together with the Property Transaction, the "SELECT TRANSACTIONS") concurrently with, and as a condition to each of the parties' obligations to close, the other Transactions.

           1.3 LIMITED PARTNERS' INTEREST. Each Limited Partner severally agrees to sell to Buyer, and Buyer agrees to purchase from such Limited Partner, on the Closing Date, all on the terms and conditions set forth herein, such Limited Partner's Units (the "PARTNERSHIP TRANSACTION" and, together with the Select Transactions, the "TRANSACTIONS") concurrently with, and as a condition to each of the parties' obligations to close, the other Transactions.

           1.4 ALL OR NONE TRANSACTION. Except as expressly set forth in the letter agreement dated as of the date of this Agreement among Buyer, Select and the Limited Partners the parties hereto agree and acknowledge that in the event the Closing takes place as contemplated by this Agreement, the Buyer shall be required to purchase all of the Select Properties, all of the General Partner Interests and all of the Units and in no event shall the Buyer have the right to elect not to purchase any of the Units, any of the General Partners' Interests or any of the Select Properties or any of the Partnership Properties.

      2....PURCHASE PRICE.

           2.1 SELECT PRICE. The purchase price for the Select Properties and the General Partner's Interest (the "SELECT PRICE") is One Hundred Nineteen Million, Three Hundred and Seventy-Seven Thousand, Five Hundred Dollars ($119,377,500), to be paid by Buyer in the form of cash PLUS assumption of certain debt at the Closing pursuant to Section 5 (EXISTING LOANS), and subject to certain prorations and adjustments as provided elsewhere in this Agreement. An amount equal to $2,630,000 will be retained pursuant to Section 14.7 (ESCROW FUND) (the "HOLDBACK AMOUNT").

           2.2 LIMITED PARTNERSHIP PRICE. The aggregate purchase price for each Limited Partner's Units ("UNITS PRICE", and, collectively with the Select Price, the "PURCHASE PRICE") is $3,030,625 to be paid by the Buyer in the form of the delivery to each Limited Partner of a promissory note in substantially the form of EXHIBIT C, (each, a "NOTE"). Each Note shall be for the Units Price allocable to the Limited Partner payee (subject to those adjustments described in Section 2.3 (CERTAIN ADJUSTMENTS) and shall provide for

                (i) interest to accrue thereon at a rate equal to the lower of
(i) the lowest Applicable Federal Rate, determined in accordance with Section 1274(d)(2) of the United States Internal Revenue Code and the regulations promulgated thereunder, in effect during the three month period ending with the month in which the Closing occurs or (ii) the lowest Applicable Federal Rate, determined in accordance with Section 1274(d)(2) of the United States Internal Revenue Code and the regulations promulgated thereunder, in effect during the three month period ending with the month in which the Contract
Date occurs;

                (ii) quarterly payments of accrued interest in arrears and of principal in the amounts set forth on SCHEDULE 2.2 until the Note has been paid in full;

                (iii) all accrued but unpaid interest and other charges, together with the Units Price allocable to such Note, increased by an amount which would, after giving effect to payments previously made on such Note, result in a 9.5% internal rate of return on such Units Price through the date on which the Notes is paid in full (treating the Units Price allocable to such Note as having been invested on the Closing Date and without giving effect to $80,000 aggregate ($20,000 per Note) in principal prepayment resulting from the first quarterly installment payment) to be due and payable on the first business day after January 2, 2003; and

                (iv) all payments to be made without offset or deduction, other than any offsets for payments due under the Partner Notes.

           2.3 CERTAIN ADJUSTMENTS. The Select Price and the Units Price will be reduced for adjustments, if any, in the Purchase Price as set forth in Sections 4.3 (TITLE EXCEPTIONS APPEARING BEFORE CLOSING) and 7.3.1 (PURCHASE PRICE ADJUSTMENT). Select's 88.2886% pro rata share of any such reductions and adjustments and certain other adjustments and costs described in this Agreement is sometimes referred to in this Agreement as "SELECT'S SHARE"; the Limited Partners' 11.7114% pro rata share of any such reductions and adjustments and certain other adjustments and costs described in this Agreement is sometimes referred to in this Agreement as the "LIMITED PARTNERS' SHARE". The Select Price will be further (i) reduced by the sum of the outstanding principal balance and all accrued and unpaid interest and other charges (other than loan assumption fees and costs and loan prepayment charges) of the Existing Loans in accordance with Section 5 (EXISTING LOANS), and (ii) adjusted on account of the prorations and adjustments in accordance with Section 11.8 (PRORATIONS).

      3....DEPOSIT.

3.1 SELECT DEPOSIT. Within three (3) business days of the execution of this Agreement, Buyer will deposit and will maintain in escrow with Stewart Title Guaranty Company ("TITLE COMPANY") the sum of One Million Three Hundred Fifteen Thousand Dollars ($1,315,000) (the "DEPOSIT") in immediately available funds or deliver such sum directly to Select in the form of an unconditional and irrevocable sight draft letter of credit substantially in the form of EXHIBIT D issued by a bank reasonably acceptable to Select in said amount having an expiration date no earlier than April 6, 2000 (a
"LETTER OF CREDIT") to be held in accordance with the terms of this Agreement. If the Deposit is not made within three (3) business days of the execution of this Agreement, this Agreement, and the Transactions contemplated herein, shall, at the option of Select (acting on behalf of all of the Sellers) shall be deemed to have been terminated and the parties will have no further obligations hereunder (including, without limitation, any obligation to pay any Reimbursement Amount as described in Section 10.3 (FAILURE TO OBTAIN APPROVALS; PERMITTED TERMINATION'S)). With respect to any cash Deposit, this Agreement will serve as the parties' joint escrow instructions to the Title Company. Upon closing of the Select Transactions, any cash Deposit plus interest thereon shall be applied to the Select Price, and any related Letter of Credit shall be returned to Buyer.

      3.2..GENERAL. Any cash Deposit shall be held in an interest bearing account for the account of Buyer. In the event of a dispute as to Selects' entitlement to the Deposit, or any part thereof, Buyer and Select agree that if at any time thereafter the unexpired term of any Letter of Credit is less than 30 days, Title Company shall give Buyer notice of such pending expiration and five (5) days after such notice shall draw upon such Letters of Credit upon Select's demand, and the funds shall be retained in escrow until such dispute is resolved.

      4....TITLE.

      4.1..TITLE COMMITMENTS AND SURVEYS. Buyer has been provided with Title Company's Preliminary Title Reports identified on SCHEDULE 4.1 (the "COMMITMENTS") to issue its ALTA Owner's Policies of Title Insurance and certain agreed upon endorsements thereto (the "TITLE POLICIES") for the Properties, together with a copy of each document referred to in the Commitments, and Buyer has obtained an ALTA survey of each of the Properties ("SURVEYS"). The Commitments and Surveys and all matters referred to therein have been reviewed and approved by Buyer.

      4.2..TITLE TO SELECT PROPERTIES. At the Closing, (i) Select shall convey fee title to the Select Properties to Buyer subject only to Permitted Exceptions, and (ii) the Partnership shall own the Partnership Properties in fee simple, subject only to the Permitted Exceptions. "PERMITTED EXCEPTIONS" means, with reference to any Property, those title exceptions shown on the Commitments or the Surveys for such Property, together with (a) liens for taxes, assessments and government charges of governmental authorities or levies not yet due and payable; (b) liens pursuant to the Loan Documents securing the Existing Loans; (c) rights of tenants, as tenants only, under the applicable Lease; and (d) Post-Contract Exceptions with respect to which Buyer is required or elects to close under Section 4.3 (TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING), PROVIDED that the "Permitted Exceptions" do not include any liens securing Select's and the Partnership's lines of credit. Evidence of such title shall be the issuance by the Title Company at the Closing of its Title Policies insuring that fee title in the Select Properties is vested in Buyer and that fee title in the Partnership Properties is vested in the Partnership (or, following the dissolution of the Partnership, will be vested in Buyer), in each case subject only to the Permitted Exceptions, with such endorsements as are set forth on SCHEDULE 4.2.

      4.3..TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING. In the event that any title exception other than a Permitted Exception appears of record or on any updated survey prior to the Closing ("POST-CONTRACT EXCEPTIONS"), Select
(i) shall, if requested by Buyer, cause any such exception resulting from Select's or the Partnership's acts from and after the Contract Date to be removed prior to the Closing and (ii) shall exercise good faith, commercially reasonable efforts (without, however, requiring Select to expend any funds or incur any obligation or liability with respect thereto) to remove any Post-Contract Exception prior to the Closing. With respect to any Post-Contract Exceptions which Select is not obligated pursuant to the immediately preceding sentence to cure and which have not been cured prior to the Closing, (i) any monetary lien shall be discharged or bonded against at the Closing by Select, and (ii) Buyer shall take title to the Select Properties and shall acquire the General Partner's Interest and the Units subject to any non-monetary exception but shall receive credit against the Purchase Price equal to (A) the cost of curing such title exception or
(B) any diminution in value resulting from such title exception, as mutually agreed or as determined in Section 16 (DISPUTE RESOLUTION), PROVIDED, that if the exception would cause a diminution in the value of the Properties in excess of $7,500,000 in the aggregate, either Buyer, or Select on the part of all of the Sellers, may terminate this Agreement (unless the Buyer elects to limit the claimed loss or liability to less than $7,500,000, in which event Select will have no right to terminate this Agreement), Buyer shall receive back the Deposit, and no party shall have further any obligations under the Transaction Agreements, except for those obligations which are stated therein as surviving termination. Notwithstanding the foregoing, Select shall have no right to terminate this Agreement under this Section 4.3 with respect to a title exception created by Select or the Partnership. The provisions of this
Section 4.3 shall constitute Buyer's sole and exclusive remedy with respect to any Post-Contract Exceptions which Select is not obligated to cure and which are not cured despite Select's good faith, commercially reasonable efforts, provided, however, that the foregoing shall not limit Buyer's rights to damages or specific performance under Section 15 (DEFAULT AND REMEDIES) with respect to any intentional breach or default by Select or the Partnership.

5. EXISTING LOANS. The Properties are subject to various mortgage liens as identified on SCHEDULE 5 (collectively, the "EXISTING LOANS"). Buyer shall either (i) acquire the Select Properties and the General Partner's Interest and the Units subject to such Existing Loans, subject to the limitations on recourse set forth in the documents evidencing or securing such loans, in which case Buyer shall assume such Existing Loans and pay any loan assumption fees and costs, and Sellers shall be released from any liabilities arising subsequent to such assumptions; or (ii) the Existing Loans shall be paid at Closing, and Buyer shall pay any loan prepayment charges. Buyer and Select shall cooperate in good faith and use their commercially reasonable efforts to negotiate with the relevant lenders prior to the Closing Date to:
(i) obtain the required lender consents to Buyer's proposed assumptions;
(ii) minimize prepayment and assumption fees and charges; (iii) obtain favorable terms of assumption for any loans contemplated to be assumed; and
(iv) if requested by Buyer, obtain lender estoppel statements. At the Closing, Select shall discharge, and shall cause the Partnership to discharge, any secured credit lines and pay all charges in connection therewith. Select agrees that it will timely pay all interest, principal, and other fees, impounds and obligations in respect of and otherwise comply with Select's and the Partnership's material non-monetary obligations under the documents evidencing or securing the Existing Loans through the Closing.

      6....DOCUMENTS DELIVERED TO BUYER.  Select has provided Buyer with copies of, or access to, each of the following documents and items (collectively, the "DUE DILIGENCE MATERIALS"), to the extent in Select's or the Partnership's possession or control:

           6.1 PROPERTY DOCUMENTS. Copies of all written Plans and Approvals, if any ("PROPERTY DOCUMENTS").

           6.2 SERVICE CONTRACTS. Copies of all service, maintenance, management and other contracts and agreements, if any, related to the operation and management of the Properties (the "SERVICE CONTRACTS").
SCHEDULE 6.2 lists all Service Contracts and identifies those to be assumed by Buyer. All agreements and contracts so assumed are referred to collectively as "ASSUMED CONTRACTS."

           6.3 PHYSICAL CONDITION REPORTS. Copies of all soils, engineering structural, seismic, geologic, environmental, and traffic control reports, inspections, demographic information, studies, tests or analyses relating to the Properties, if any "REPORTS"); including, without limitation, the Reports listed on SCHEDULE 6.3, PROVIDED that Select has not disclosed and shall not be required to disclose any internal economic analyses of the Properties or their value.

           6.4 LEASES. Copies of all existing leases with respect to the Properties ("TENANTS"), all amendments thereto ("EXISTING LEASES"), and related Tenant correspondence and files (the "LEASE FILES").

           6.5 RENT ROLLS. Rent rolls for the Properties in the format set forth on SCHEDULE 6.5, current as of September 1, 1999 (the "RENT ROLLS").

           6.6 FINANCIAL INFORMATION. That financial information regarding the Tenants included in the Lease Files (PROVIDED that no representation or warranty is made as to the truth or accuracy thereof or as to any matter set forth therein).

           6.7 INCOME AND EXPENSE STATEMENTS. Income and expense statements for the Properties for the prior two years on Select's or the Partnership's customary forms (including the Financial Statements described in Section
13.4.2 (FINANCIAL STATEMENTS)), as listed on SCHEDULE 6.7, together with the 1999 Property operating budget.

           6.8 TAX BILLS. A copy of the property tax bills for the Properties for the most recent two years.

           6.9 INSURANCE DOCUMENTS. Certificates of insurance currently in effect with respect to each of the Properties, and a description of any claims in excess of $50,000 made within the last two years and the status of such claims.

           6.10 WARRANTY AGREEMENTS. Copies of current warranty and indemnity agreements, if any, covering any portion or components of the Properties.

           6.11 OTHER DOCUMENTS. Copies of surveys and any unrecorded agreements affecting title.

      7....DUE DILIGENCE.

           7.1 COMPLETION OF INTERNAL DUE DILIGENCE AND APPROVAL. Buyer acknowledges that it has received, reviewed and approved the Due Diligence Materials, and has been given the opportunity to inspect and investigate the Properties and Buyer's records relating thereto, including roofs, plumbing, soils tests, electrical, sprinklers, water, sewers, engineering studies, heating and air conditioning systems, and structural integrity of the Improvements (including structural pest control reports), measurement of the square footage of the Properties (including land and any improvements), legal status and requirements pertaining to the Properties (including building codes, zoning, environmental, public health and fire safety laws), hazardous substance inspections including preparation of an environmental assessments, suitability of the Properties for Buyer's purposes and all other matters of significance to Buyer.

           7.2 ACCEPTANCE OF PROPERTIES "AS IS". Except for: (i) the representations and warranties of Sellers and the Partnership expressly provided herein; (ii) damage, destruction or condemnation as described in
Section 9 (INSURANCE; RISK OF LOSS; CONDEMNATION); and (iii) a Post-Contract Exception as set forth in Section 4 (TITLE), and subject to the limitations thereon, Buyer acknowledges and agrees that the Properties and the General Partner's Interest and the Units are being sold in an "AS IS" condition and "WITH ALL FAULTS" as of the Closing Date. Except as expressly set forth in any of the Transaction Agreements, no representations or warranties have been made or are made and no responsibility has been or is assumed by Sellers or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Sellers as to any matters concerning the Properties, including, without limitation, the condition or repair of the Properties or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Properties or the condition, repair, value, expense of operation or income potential of the Properties or any portion thereof or any environmental matters affecting the Properties.

      Buyer is not relying upon any statement or representation by Sellers unless such statement or representation is specifically included in any of the Transaction Agreements or any schedule thereto. Further, to the extent that Select has provided to Buyer information or reports regarding any inspection, engineering, environmental or other matters regarding the condition of the Properties, Select makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports except as may be expressly provided in this Agreement or the other Transaction Agreements. Buyer acknowledges that Sellers have requested Buyer to inspect fully the Properties and investigate all matters relevant thereto and to rely solely upon the results of Buyer's own inspections or other information obtained or otherwise available to Buyer, rather than any information that may have been provided by Select to Buyer.

      Buyer expressly acknowledges that the Fairway property has substantial exterior leaks. Select has provided Buyer with certain repair plans and estimates, but does not warrant or represent the adequacy or accuracy of such plans and estimates. Buyer fully accepts all risk relating to such repairs, other than damage, destruction or condemnation occurring after the Contract Date as described in Section 9 (INSURANCE; RISK OF LOSS; CONDEMNATION). Select represents, and Buyer further acknowledges, that Select has settled or retained all causes of action relating to said leaks against the prior owner and the design professionals, contractors and suppliers who designed and constructed the Fairway property.

      Buyer also expressly acknowledges and accepts the risk (other than damage, destruction or condemnation occurring after the Contract Date as described in Section 9 (INSURANCE; RISK OF LOSS; CONDEMNATION)) of the existence of (i) asbestos-containing materials in the exterior of the Data General property, and the fact that said property is located upon a former petroleum tank farm and is being monitored for methane gas generation (ii) capped oil wells on the Fairway Center and the fact that said property is located upon a former oil field.

           7.3  BREACH OF REPRESENTATION AND WARRANTY.

                7.3.1PURCHASE PRICE ADJUSTMENT. If each of (a) and (b) below apply:

                     (a) Any of the representations and warranties made by Sellers or the Partnership in Section 13 (REPRESENTATIONS AND WARRANTIES), are not true and correct as of the Closing Date (unless any such representation and warranty is expressly limited to another date, in which case as of such other date), without reference to any qualifications as to the Knowledge of a Seller or the Partnership, other than by reason of a damage, destruction or condemnation as described in Section 9 (INSURANCE; RISK OF LOSS; CONDEMNATION) or a Post-Contract Exception as set forth in
Section 4 (TITLE); and

                     (b) Such failure or failures of such representation(s) and warrantie(s) to be true and correct would result in an aggregate loss or liability to the Buyer of not less than Four Hundred Thousand Dollars ($400,000), then, at the Buyer's election, the Select Price (to the extent of Select's Share) and the Units Price (to the extent of the Limited Partners' Share) shall be reduced by an amount equal to the full amount of such loss or liability, determined in the manner described in Section 7.3.3 (PROCEDURE).

                7.3.2TERMINATION. Either Buyer or Select (on behalf of Sellers) may elect to terminate the Transactions if each of (a) and (b) below apply:

                     (a) Any of the representations and warranties made by Sellers or the Partnership in Section 13 (REPRESENTATIONS AND WARRANTIES), are not true and correct as of the Closing Date (unless any such representation and warranty is expressly limited to another date, in which case as of such other date), without reference to any qualifications as to the Knowledge of a Seller or the Partnership other than by reason of damage, destruction or condemnation as described in Section 9 (INSURANCE; RISK OF LOSS; CONDEMNATION) or a Post-Contract Exception as set forth in Section 4 (TITLE); and

                     (b) Such failure or failures of such representation(s) and warrantie(s) to be true and correct would result in an aggregate loss or liability to the Buyer equal to at least Seven Million, Five Hundred Thousand Dollars ($7,500,000) unless the Buyer elects to limit the claimed loss or liability to less than $7,500,000, and to proceed exclusively under Subsection 7.3.1 (PURCHASE PRICE ADJUSTMENT), in which event Select will have no right to terminate this Agreement, PROVIDED, that Select will have no right to terminate this Agreement in any event under this Section 7.3.2 if, to Select's or the Partnership's Knowledge at the Contract Date, the representation and warranty in question was not true and correct or the facts or circumstances which caused the representation or warranty to become incorrect resulted from the intentional action or omission of Select or the Partnership or a breach of a covenant under this Agreement by Select or the Partnership. The provisions of this Section 7.3 shall constitute the Buyer's sole and exclusive remedies with respect to representations and warranties covered herein determined prior to the Closing not to be true and correct, PROVIDED that the foregoing shall not impact Buyer's rights under Section 15 (DEFAULT AND REMEDIES) with respect to any intentional breach by Select or the Partnership of the representations and warranties contained herein.

                7.3.3PROCEDURE. A party's election to terminate this Agreement or to invoke the price adjustment procedures set forth in this
Section 7.3 must be invoked by delivery of written notice to the other parties delivered before the Closing. Any dispute regarding the existence of a breach of representation or warranty and the amount of any loss or liability will be resolved as set forth in Section 16 (DISPUTE RESOLUTION). If the parties are unable to agree on the amount of such adjustment by the Closing, an amount equal to the loss or liability claimed in good faith by the Buyer shall be held back and placed in escrow in the same manner as the Holdback Amount (and in addition to the Holdback Amount) pending resolution of the dispute.

      8....OPERATION OF PROPERTIES; PARTNERSHIP AGREEMENT.

           8.1 MANAGEMENT AND MAINTENANCE OF PROPERTIES. Until the Closing, Select agrees (and agrees to cause the Partnership) (i) to expend in the aggregate not less than $130,000 on capital improvements or repairs during the period between May 1, 1999 and the Closing, PROVIDED that if Select and the Partnership fail to make all such capital improvements or repairs during such period, Buyer's sole remedy shall be the credit against the Purchase Price with respect thereto set forth in Section 11.8.6 (CAPITAL
Expenditures), (ii) not to make any material physical changes to the Improvements without Buyer's consent, which shall not be unreasonably withheld, conditioned or delayed, PROVIDED, that those capital improvements or repairs set forth on SCHEDULE 8.1 have been consented to by Buyer (such consented to changes, "APPROVED CAPITAL EXPENDITURES"), PROVIDED FURTHER, that in all events Select may make such emergency capital improvements or repairs, with a cost not to exceed $10,000 in the aggregate for all such Emergency Expenditures, as are reasonably deemed necessary by Select to prevent damage to the Properties, any Improvements or personal property located thereon or the health and safety of occupants and visitors
("EMERGENCY EXPENDITURES"), PROVIDED, that Select shall provide Buyer with such prompt and full notice of the Emergency Expenditures as is practical under the then-existing circumstances; and (iii) to continue to manage and maintain the Properties in the manner in which they are currently being managed and maintained.

           8.2  LEASES.

                8.2.1FUTURE LEASING ACTIVITY SCHEDULE. SCHEDULE 8.2.1 sets forth a description of all leasing activity, if any, currently the subject of written negotiation for leasing space at each Property. Said schedule contains the name of the related Property, the name of the prospective tenant, the suite number and the net rentable area under discussion (the "FUTURE LEASING ACTIVITY SCHEDULE"). The consent of Buyer shall not be required to any leasing activity except as provided in Section 8.2.2 (LEASING ACTIVITIES).

                8.2.2LEASING ACTIVITIES. Until the Closing, Select agrees not to enter into any new lease for space in the Properties or renew or extend any such Lease (except pursuant to the exercise by a Tenant of a renewal, extension or expansion option contained in such Tenant's Lease which, by its terms, does not require the approval of Select or the Partnership), without Buyer's prior written approval, which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given unless objected to in writing within three (3) business days after the request for such approval is delivered to Buyer with the material terms of the new Lease, renewal or extension. Select also agrees not to cancel, terminate, modify or amend any Existing Lease in any material respect without Buyer's prior written approval, which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given unless objected to in writing within three (3) business days after the request for the applicable action is delivered to Buyer. Select shall not accept any rent from any Tenant (or any new Tenant under any new Lease) for more than one month in advance of the payment date. The default of a Tenant at any of the Properties shall in no event relieve Buyer of its obligation to consummate the Transactions as provided in this Agreement except to the extent constituting a Major Lease Termination pursuant to Section 9 (INSURANCE; RISK OF LOSS; CONDEMNATION), or a Tenant default existing as of the Contract Date that constitutes a breach of a representation or warranty set forth herein for which termination is an available remedy.

                8.2.3LEASE COSTS. The costs incurred or actually incurred by Select or the Partnership in connection with certain leasing activities will be prorated as provided in Section 11.8.5 (LEASE COSTS).

           8.3 TITLE. Except as provided in Section 8.2.2 (LEASING Activity), Select shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to any of the Properties, or create or permit to exist thereon any lien, charge or encumbrance other than the title exceptions currently of record, or enter into any agreement to do any of the foregoing, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

           8.4 SERVICE CONTRACTS. Until the Closing, Select agrees not to enter into any new Service Contract not terminable prior to the Closing or renew or extend any Service Contract, without Buyer's prior written approval, which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given unless objected to in writing within three (3) business days after the request for such approval is delivered to Buyer with the material terms of the new Service Contract, renewal or extension. Select also agrees not to cancel, terminate, modify or amend any Assumed Contract in any material respect without Buyer's prior written approval, which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given unless objected to in writing within three (3) business days after the request for the applicable action is delivered to Buyer.

           8.5 RESTRICTIVE USES. Prior to the Closing Date, Select will not (and will cause the Partnership not to) initiate, join in, or consent to any change in the current use of the Properties in any zoning ordinance, private restrictive covenant, assessment proceedings or other public or private restrictions limiting or restricting the uses that may be made of the Properties or any part thereof without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given unless objected to in writing within three (3) business days after the request for such approval.

           8.6 ESTOPPEL LETTERS. Through the Closing Date, Select shall use its commercially reasonable efforts to attempt to obtain and deliver to Buyer tenant estoppel letters in substantially the form of EXHIBIT E ("ESTOPPEL LETTERS") from each of the Tenants. Select shall deliver to Buyer within 30 days after the Contract Date executed Acceptable Estoppel Letters from (i) not less than seventy-five (75%) by number of Tenants of the Tenants under Existing Leases leasing 50,000 square feet or more in the Properties and in all events including Lam Research Corporation with respect to all of its leased premises and (ii) not less than seventy-five (75%) by number of Tenants of the Tenants under Existing Leases leasing less than 50,000 square
feet in the Properties.    In the event the required number of Acceptable
Estoppel Letters are not timely received, either Buyer, or Select on the part of all of the Sellers, may terminate this Agreement, Buyer shall receive back the Deposit, and no party shall have further any obligations under the Transaction Agreements, except for those obligations which are stated therein as surviving termination. An "ACCEPTABLE ESTOPPEL LETTER" shall mean an executed Estoppel Letter substantially conforming in form to EXHIBIT E, the substance of which is consistent with the related Lease, or with such material modifications in form or substance as is approved by Buyer, which approval will not be unreasonably withheld, conditioned, or delayed. Select and Buyer will jointly prepare the proposed Estoppel Letters prior to delivery thereof in order to confirm that such Estoppel Letters, when executed by the appropriate Tenant, will constitute Acceptable Estoppel Letters. Select will continue to endeavor to obtain Estoppel Letters from the remaining Tenants in accordance with the first sentence of this Section
8.6 following receipt of such minimum number of Estoppel Letters and shall promptly deliver any such Estoppel Letters to Buyer.

           8.7  DEVELOPMENT OF THE DATA GENERAL PROJECT.

           Buyer acknowledges that Select has received approval from the City of Manhattan Beach, California, for the development of a five-story office building containing 125,000 rentable square feet of space and a seven-level parking garage at Data General (the "PROJECT"). Attached as SCHEDULE 8.7 is Select's proposed budget and development plan for the Project. At the Closing Buyer will reimburse Select for up to $100,000 of third party development costs with respect to the Project that are identified as reimbursable on SCHEDULE 8.7 and incurred with Buyer's prior written approval (not to be unreasonably withheld, conditioned or delayed) from the Contract Date through the Closing Date. Buyer acknowledges that maintenance of existing development rights in respect of the Project may require the incurrence of additional development costs prior to the Closing. Select shall incur such additional development costs as Buyer reasonably requests and for which Buyer reimburses Select (regardless of whether or not the
Closing occurs) on terms reasonably satisfactory to Select.   Select may, but
shall have no obligation to, incur any other additional development costs and Buyer shall have no obligation to reimburse Select for such other additional development costs. Buyer understands and acknowledges that Buyer's failure to agree to reimburse Select for such costs and Seller's failure to incur such costs, could result in the loss or limitation of such rights.

           8.8 MODIFICATIONS TO PARTNERSHIP AGREEMENT. Select also agrees not to cancel, terminate, modify or amend the Partnership Agreement, except as contemplated by the Transaction Agreements, in any material respect without Buyer's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

      9....INSURANCE; RISK OF LOSS; CONDEMNATION.

           9.1 INSURANCE. Buyer acknowledges that Select and the Partnership have provided to Buyer evidence of the property insurance, including earthquake insurance, currently in effect with respect to the Properties. Select and the Partnership agree to maintain such insurance (or, with respect to policies expiring in accordance with their terms prior thereto, such replacement therefore as is available on a commercially reasonable basis) in effect through the Closing Date at no cost to the Buyer.

           9.2 DAMAGE OR DESTRUCTION. In the event of damage or destruction to the Properties prior to the Closing, Buyer and Sellers shall Close the Transactions, and Buyer shall receive all proceeds of Select's insurance payable by reason of such damage or destruction (excluding rental loss insurance for the period prior to the Closing), PLUS the amount of any deductible or uninsured loss, less any amounts expended for approved restoration in accordance with Section 9.4 (RESTORATION); PROVIDED, HOWEVER, if any Tenant leasing over 40,000 square feet in the affected Properties, or 20% or more (by number of Tenants) of the remaining Tenants leasing over 10,000 square feet in the affected Properties, either (i) fails or fail to provide a written statement waiving any and all rights to terminate their respective Leases as a result of such damage or destruction and stating that they will stay in possession (in the case of Tenants having a right to terminate their respective Leases as a result of such damage or destruction) or (ii) threaten or assert in writing a right to terminate their respective Leases as a result of such damage or destruction (in the case of any other Tenant) (collectively, such failure and/or assertion, a "MAJOR LEASE TERMINATION"), Buyer may terminate this Agreement by delivering a written termination notice, within forty-five (45) days after the date of such damage or destruction, in which case the Deposit shall be promptly returned to Buyer and the parties shall have no further obligations under this Agreement except as otherwise provided in this Agreement.

           9.3 EMINENT DOMAIN. If, prior to the Closing, all or any portion of any Property is taken by eminent domain, Buyer and Sellers shall Close the Transactions, with the Buyer acquiring the Properties as affected by such taking, and any partnership interest in respect thereof, together with all compensation and damages awarded or the right to receive same (excluding any award for income loss prior to the Closing), PROVIDED, HOWEVER, that if as a result of such condemnation a Major Lease Termination occurs, Buyer may terminate this Agreement by delivering a written termination notice, within forty-five (45) days after the date of such condemnation, in which case the Deposit shall be promptly returned to Buyer and the parties shall have no further obligations under this Agreement except as otherwise provided in this Agreement. Select agrees to assign to Buyer at the Closing its rights to such compensation and damages, and will not settle any proceedings relating to such taking without Buyer's prior written consent. Select shall promptly notify Buyer of any actual or threatened condemnation affecting any of the Properties with respect to which Select has received written notice. Buyer shall have no right to terminate the Partnership Transactions in connection with any taking by eminent domain occurring on or after the Closing Date.

           9.4 RESTORATION. In the event of any damage, destruction or condemnation, Select or the Partnership, as the case may be, may, with Buyer's prior written approval, not to be unreasonably withheld, conditioned or delayed, proceed with the restoration of the affected Properties. Select or the Partnership, as the case may be, shall submit all budgets, plans, applications for approvals and related construction and materials contracts to Buyer for Buyer's prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed. Notwithstanding anything to the contrary in Sections 9.2 (DAMAGE OR DESTRUCTION) and 9.3 (EMINENT
Domain), Buyer shall have no right to terminate this Agreement on account of a Major Lease Termination if Buyer fails to approve any restoration as may be necessary, in Select's or the Partnership's reasonable business judgment, to avoid such Major Lease Termination.

           9.5 EXCLUSIVE REMEDIES. The provisions of this Section 9 shall constitute Buyer's sole and exclusive remedies in the event of damage or destruction to, or condemnation of, the Properties prior to the Closing, PROVIDED, however, that the foregoing shall not limit Buyer's rights to damages or specific performance under Section 15 (DEFAULT AND REMEDIES) with respect to any intentional breach or default by Sellers.

      10...SHAREHOLDER OBLIGATIONS.

           10.1 SHAREHOLDER APPROVAL. Buyer acknowledges that the Select Transactions are part of a liquidation of Select and are subject to the approval of Select's shareholders. Select agrees to make commercially reasonable efforts to obtain such approval.

           10.2 PROXY STATEMENT. In furtherance, and not in limitation of the foregoing, as soon as practicable (but in no event more than thirty (30) days following the Contract Date), Select shall finalize and file with the United States Securities and Exchange Commission (the "SEC") a preliminary proxy statement in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 and thereafter shall file as soon as is practicable a definitive proxy statement. The proxy statement shall include a proposal to approve the Select Transactions. Select shall use commercially reasonable efforts to respond to any comments of the SEC and to cause the proxy statement to be mailed to the Select shareholders as promptly as practicable. Select will promptly notify the Buyer of any comments from the SEC and of any request by the SEC for amendments or supplements to the proxy statement or for additional information. The proxy statement shall comply as to form in all material respects with all applicable requirements of law. Buyer shall furnish all information concerning Buyer as Seller may reasonably request in connection with such actions and the preparation of the proxy statement.

           10.3 FAILURE TO OBTAIN APPROVALS; PERMITTED TERMINATION. If, notwithstanding such efforts, Select is unable to obtain the requisite approval of the shareholders by February 28, 2000, Select (on behalf of Sellers) or Buyer shall be entitled to terminate this Agreement by written notice to the other party. If following the Contract Date, Select receives a Superior Proposal, then to the extent required by the fiduciary obligations of the Board of Directors of Select as determined in good faith in consultation with outside counsel, Select shall be entitled to terminate this Agreement on behalf of Sellers by written notice to Buyer. A "SUPERIOR PROPOSAL" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of the Properties, shares of Select, or Units that the Board of Directors of Select determines in its good faith judgment, after consultation with outside legal counsel and with such financial and other advisors, if any, as it deems necessary or appropriate, is reasonably likely to be consummated taking into account all legal, financial and regulatory aspects of the proposal and the persons on whose behalf such proposal is made, and which would, if consummated, result in net proceeds and tax benefits to Select's shareholders and the Limited Partners in excess of the amount and benefits which the shareholders (treating the Limited Partners as having fully converted their Units into shares of Select) would receive in liquidating dividends as a result of the Transactions. A termination described in this Section 10.3 is sometimes referred to in this
Agreement as a "PERMITTED TERMINATION".   In the event of a Permitted
Termination, (a) Select shall reimburse Buyer for; (i) an amount, not exceeding $250,000 in the aggregate, equal to the sum of (A) Buyer's out of pocket costs of unaffiliated experts and consultants incurred in connection with (x) structural and engineering studies with respect to heating, air conditioning and other building systems, and structural and seismic integrity of the Improvements (including structural pest control reports), and (y) environmental assessments, PLUS (B) loan assumption fees and other fees and expenses (including the legal fees of Lender's outside counsel, if any ) paid to Lenders in respect of the Existing Loans by Buyer and not returned or reimbursed; and for (ii) legal fees (not to exceed $25,000) incurred and claimed within 12 months after September 1, 1999 (in each case subject to receipt and approval of appropriately detailed invoices) (the amounts to be reimbursed under this clause (a), the "REIMBURSEMENT AMOUNT"); (b) the Deposit shall be promptly returned to Buyer; and (c) this Agreement shall terminate and neither Sellers nor Buyer shall have any further liability hereunder, except for those obligations which expressly survive the termination of this Agreement.

           10.4 SUBSEQUENTLY RECEIVED OFFERS. If a Permitted Termination occurs and within 12 months after the Contract Date Select, in one or more transactions, consummates, or enters into any agreement providing for, any merger, consolidation, share exchange, business combination or similar transaction with a third party involving all or substantially all of Select and/or the Partnership or the Properties or any sale, exchange or transfer (other than debt financing or refinancing) of all or substantially all of the Properties, Select shall, in addition to any Reimbursement Amount previously paid, pay to Buyer a break-up fee of $1,315,000 (appropriately prorated (based on comparative rentable square feet) for transactions covered by this sentence that involve substantially all, but less than all, of Select, the Partnership or the Properties), as, if and when the consummation of such transaction occurs. Notwithstanding the foregoing, Select will not be obligated to make the reimbursements described in Section 10.3 or pay the break-up fee referred to in this Section 10.4 if the Transactions fail to close as the result of any default under the Transaction Documents on the part of Buyer. Upon payment of the Reimbursement Amount as described above and the break-up fee from Select to Buyer as provided in this Section 10.4, this Agreement shall terminate and neither Sellers nor Buyer shall have any liability hereunder, except for those obligations which expressly survive the termination of this Agreement.

      11...CLOSING.

           11.1 CLOSING DATE. Unless otherwise agreed by Buyer and Select, the consummation of the Transactions ("CLOSING"; the date on which the Closing occurs is sometimes referred to in this Agreement as the "CLOSING Date") shall be held at the offices of the Farella, Braun & Martel LLP, 235 Montgomery Street, San Francisco, California 94104, as soon as is practicable (but in no event more than twenty (20) business days) after Select notifies Buyer of receipt of shareholder approval, and in all events by March 31, 2000. Notwithstanding the foregoing, the parties will not be required to cause the Closing to occur prior to January 4, 2000, unless Buyer agrees to pay and hold the Limited Partners harmless from the present value (calculated using a discount rate of 9.5%) of the tax cost incurred by the Limited Partners by recognizing the Closing of the Transactions in 1999 rather than
2000 (the "EARLY CLOSING COST").   If Buyer wishes the Closing to occur prior
to January 4, 2000 (and PROVIDED that all other conditions to Closing set forth herein have been satisfied or waived) it shall first give notice of its intention to the Sellers not less than 20 days prior to its intended Closing Date. The Limited Partners shall, as promptly as is practical (and in all events within 10 days of Buyer's notice), inform Buyer of the estimated Early Closing Cost. If Buyer agrees to the Early Closing Cost (which it may do or not in its sole discretion), Buyer shall so notify Sellers not less than 5 days before the desired Closing Date and, PROVIDED that all other conditions to Closing set forth herein have been satisfied or waived, the Closing shall take place on such desired Closing Date or as soon thereafter as is practical. If Buyer does not agree to the Early Closing Cost, the Closing will take place on or after January 4, 2000 in accordance with the first sentence of this Section 11.1

           11.2 SELECT'S DELIVERIES. Select shall deliver the following documents and items on or before the Closing:

                11.2.1GRANT DEEDS. Select shall deposit with the Title Company in escrow duly executed and acknowledged grant deeds in standard Title Company form conveying fee title to the Select Land and related Improvements to Buyer (the "GRANT DEEDS"), with documentary transfer tax amount declared off-record.

                11.2.2GENERAL PARTNER'S INTEREST ASSIGNMENT AGREEMENT. An assignment agreement with respect to the General Partner's Interest in substantially the form attached as EXHIBIT F, duly executed by Select (the "GENERAL PARTNER'S INTEREST ASSIGNMENT AGREEMENT").

                11.2.3BILLS OF SALE AND ASSIGNMENTS OF LEASES. Select shall deliver to Buyer duly executed Bills of Sale and Assignments of Leases in form attached hereto as EXHIBIT G (the "ASSIGNMENTS OF LEASES").

                11.2.4ASSIGNMENTS OF CONTRACTS, ETC. Select shall deliver to Buyer duly executed assignments, in the form of attached EXHIBIT H, assigning to Buyer or its nominee all of Select's interest in the Plans, Service Contracts, Warranties and Approvals, if any.

                11.2.5TENANT NOTICE LETTERS. Select shall deliver to Buyer duly executed Tenant Notice Letters, in the form of attached EXHIBIT I, notifying each Tenant of the Select Transactions and directing that rent and other payments thereafter be sent to Buyer or as Buyer directs.

                11.2.6FIRPTA AFFIDAVIT. Select shall deposit with the Title Company in escrow an affidavit by Select establishing that Select is not a "foreign person" under IRC Section 1445(f)(3), and any similarly required state forms.

                11.2.7TITLE REQUIREMENTS. Select shall deposit with the Title Company in escrow such other documents as may reasonably be required to complete the Closing, duly executed by Select, including all affidavits, certificates and other documents required by the Title Company to issue the Title Policies in accordance with the Commitments.

                11.2.8BRING DOWN CERTIFICATE. Select shall deliver to Buyer a certificate executed by Select on behalf of itself and the Partnership in form reasonably acceptable to Buyer stating that (i) those representations and warranties made by Select and the Partnership in this Agreement are true and correct as of the Closing (unless another date is specifically referenced in a representation or warranty), or, if there have been any changes, a description thereof, (ii) to the best of Select's current, actual knowledge those representations and warranties made by Buyer in this Agreement are true and correct as of the Closing (unless another date is specifically referenced in a representation or warranty), or, if there have been any changes, a description thereof, in which event Sections 4.3 (TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING); 7.3 (BREACH OF REPRESENTATION AND WARRANTY); 8.2.2.(LEASING ACTIVITIES)(last sentence); or 9 (INSURANCE; RISK OF LOSS; CONDEMNATION) shall apply, as appropriate.

                11.2.9ESTOPPEL LETTERS. To the extent it has not previously done so, Select shall deliver all Estoppel Letters received by it prior to the Closing to Buyer.

                11.2.10 TERMINATIONS OF RELATED PARTY AGREEMENTS. Select shall deliver to Buyer duly executed terminations of the advisory and property management agreements listed on SCHEDULE 11.2.10 and any Service Contracts that are not Assumed Contracts.

                11.2.11 PROOF OF AUTHORITY. Select shall deliver to Buyer duly executed affidavits and other instruments, including all organizational documents of Select and the Partnership including Select's articles of organization and certificates of good standing and existence, the Partnership's agreement of limited partnership and certificate of limited partnership, resolutions and evidence of the power and authority of Select and the Partnership to enter into the Transaction Agreements and perform their respective obligations thereunder as Buyer reasonably requests.

                11.2.12 LEASES AND SERVICE CONTRACTS. All original Leases, Service Contracts, Plans, Warranties and Approvals (or certified copies of the same if Select, using commercially reasonable efforts, is unable to deliver originals), and all files pertaining thereto.

                11.2.13 KEYS. Select shall deliver to Buyer all keys an/or security or access codes with respect to the Properties in Select's possession or control.

                11.2.14 CLOSING STATEMENT. Select shall deliver to the Title Company, a closing statement reflecting the Estimated Closing Accounting and mutually approved by Select and Buyer (which approval shall not be unreasonably withheld, conditioned or delayed by any party thereto), to enable the Title Company to close escrow.

                11.2.15 LEGAL OPINIONS. Select shall deliver to Buyer an opinion of counsel to Select in form and substance mutually agreed upon by Buyer and Select, addressing (i) the existence, good standing and qualification of Select and the Partnership, and (ii) the power and authority of Select and the Partnership to enter into the Transaction Agreements and perform their respective obligations thereunder.

           11.3 LIMITED PARTNERS' DELIVERIES. Each Limited Partner, as his or its several obligation, shall deliver the following to Buyer on or before the Closing Date:

                11.3.1PARTNERSHIP INTEREST ASSIGNMENT AGREEMENTS. An assignment agreement with respect to the Units in substantially the form attached as EXHIBIT J, duly executed by such Limited Partner (each, a "PARTNERSHIP INTEREST ASSIGNMENT AGREEMENT").

                11.3.2TRANSACTION AGREEMENTS. Any other Transaction Agreements relating to the Closing to which such Limited Partner is a party;

                11.3.3BRING DOWN CERTIFICATE. A certificate executed by such Limited Partner in form reasonably acceptable to Buyer stating that (i) those representations and warranties made by such Limited Partner in this Agreement are true and correct as of the Closing (unless another date is specifically referenced in a representation or warranty), or, if there have been any changes, a description thereof (ii) to the best of such Limited Partner's current, actual knowledge those representations and warranties made by Buyer in this Agreement are true and correct as of the Closing (unless another date is specifically referenced in a representation or warranty), or, if there have been any changes, a description thereof.

           11.4 BUYER'S DELIVERIES. Buyer shall deliver the following on or before the Closing:

                11.4.1SELECT PRICE. Buyer shall deposit with the Title Company in escrow in cash the Select Price, less the principal amount of any Existing Loans assumed by Buyer and the amount of any cash Deposit.

                11.4.2UNITS PURCHASE PRICE. Buyer shall deliver to each of the Limited Partners his or its Note.

                11.4.3CLOSING COSTS. Buyer shall deposit with the Title Company in escrow Buyer's share of closing costs as described below.

                11.4.4TITLE REQUIREMENTS. Buyer shall deposit with the Title Company in escrow such other documents as may reasonably be required to complete the Closing, duly executed by Buyer, including all affidavits, certificates and other documents required by the Title Company to issue the Title Policies.

                11.4.5BRING DOWN CERTIFICATE. Buyer shall deliver to Sellers a certificate executed by Buyer in form reasonably acceptable to Sellers stating that (i) those representations and warranties made by Buyer in this Agreement are true and correct as of the Closing (unless another date is specifically referenced in a representation or warranty), or, if there have been any changes, a description thereof (ii) to the best of Buyer's current, actual knowledge those representations and warranties made by Sellers or the Partnership in this Agreement are true and correct as of the Closing (unless another date is specifically referenced in a representation or warranty), or, if there have been any changes, a description thereof.

                11.4.6TRANSACTION AGREEMENTS. Buyer shall deliver to Sellers any Transaction Agreements to which Buyer is a party, duly executed by Buyer.

                11.4.7PROOF OF AUTHORITY. Buyer shall deliver to Sellers affidavits and other instruments, including all organizational documents of Buyer, including Buyer's articles of organization and certificates of good standing and existence, resolutions and evidence of the power and authority of Buyer to enter into the Transaction Agreements and perform its respective obligations thereunder as Sellers reasonably request.

                11.4.8CLOSING STATEMENT. Buyer shall deliver to the Title Company, a closing statement reflecting the Estimated Closing Accounting as mutually approved by Select and Buyer (which approval shall not be unreasonably withheld, conditioned or delayed by any party thereto), to enable the Title Company to close escrow.

                11.4.9LEGAL OPINIONS. Buyer shall deliver to Sellers an opinion of counsel to Buyer in form and substance mutually agreed upon by Sellers and Buyer, addressing (i) the existence, good standing and qualification of Buyer, and (ii) the power and authority of Buyer to enter into the Transaction Agreements and perform its obligations thereunder.

           11.5 THE PARTNERSHIP'S DELIVERIES. The Partnership shall deliver to Buyer on or before the Closing, (i) any Transaction Agreements to which the Partnership is a party, duly executed by the Partnership and (ii) such certificates and other public filings as are required in connection with the Transactions.

           11.6 CLOSING COSTS. The costs for the Transactions shall be paid at the Closing as follows:

                11.6.1 SELECT COSTS. Select shall pay (i) any brokerage fees provided for in Section 17.7 (BROKERS AND FINDERS); (ii) one-half of
(A) escrow fees (B) the cost of the Title Policies referred to in Section 4 (TITLE) (C) the costs of any updated Surveys, (D) any transfer taxes, recording costs or personal property sales taxes incurred in connection with the Transactions; and (iii) its own attorneys fees.

                11.6.2  BUYER COSTS.  Buyer shall pay (i) one-half of
(A) escrow fees (B) the cost of the updated Title Policies referred to in
Section 4 (TITLE), (C) the costs of any updated Surveys, (D) any transfer taxes, recording costs or personal property sales taxes incurred in connection with the Transactions, (E) any third party costs not otherwise specifically addressed in this Agreement incurred in connection with the Closing of the Partnership Transactions; (ii) any brokerage fees provided for in Section 17.7 (BROKERS AND FINDERS); (iii) the costs of any additional title endorsements, (iv) loan assumption fees and costs and loan prepayment charges as set forth in Section 5 (EXISTING LOANS), and (v) its own attorney's fees.

                11.6.3 LIMITED PARTNER COSTS. Limited Partners shall pay their own attorneys fees and costs and, severally to the extent of their Units, shall each pay one half of any third party costs not otherwise specifically addressed in this Agreement incurred in connection with the Closing of the Partnership Transactions.

                11.6.4 OTHER CLOSING COSTS. All other closing costs shall be shared in accordance with the custom for the county in which each Property is located.

           11.7 CLOSING EVENTS. Sellers and Buyer shall Close the Transactions when each has received from the other party the items required to be delivered above. The Title Company shall close the escrow for the Transaction when it is in a position to issue the Title Policies and has received from Sellers and Buyer the items required to be delivered to it above. Title Company shall close escrow by doing the following:

                11.7.1 RECORDING. Recording the Grant Deeds in the Official Records of the appropriate County Recorders.

                11.7.2 DELIVERY OF TITLE POLICIES, ETC., Delivering to Buyer the Title Policies, the originals of all transfer documents deposited by Select, a closing statement for the escrow, and any refund due Buyer.

                11.7.3  SELECT PRICE.     Delivering to Select the Select
Price as adjusted pursuant to the mutually approved closing statement, and copies of all other documents delivered through escrow.

                11.7.4 POSSESSION OF SELECT PROPERTIES. Select shall deliver possession of the Select Properties to Buyer on the Closing Date.

           11.8 PRORATIONS. All income and expenses for the Properties will be prorated as of the Closing on the following basis (for the purposes of prorations only, "Closing Date" shall mean midnight of the day preceding the actual Closing); the provisions of this Section shall, to the extent applicable, survive the Closing through the Final True Up Date:

                11.8.1 ALLOCATION TO SELECT. All amounts allocable to the Sellers under this Section shall be allocated to Select. Once the Units Price has been determined in accordance with Section 2 (PURCHASE PRICE), there shall be no prorations applicable to the Partnership Transactions or other adjustments to the Units Price, other than the Limited Partners' share of closing costs in accordance with Section 11.6.3 (LIMITED PARTNER COSTS).

                11.8.2TAXES AND UTILITIES. All real estate taxes, assessments and other municipal charges (including betterment assessments) affecting each Property shall be pro-rated on a per diem basis as of the Closing Date.
Select shall terminate the current utility service to the Properties, and Buyer will cause utility service in Buyer's name to be implemented, on the Closing Date and Select shall be responsible for payment of all utility charges for the period preceding the Closing Date. If any real estate taxes, charges or assessments have not been finally assessed as of the Closing Date for the current fiscal year of the taxing authority, then the same shall be adjusted as of the Closing based upon the most recently issued assessment therefore using the latest tax rate, and shall be readjusted in the Final Closing Accounting. The provisions of this Section shall, to the extent applicable, survive the Closing for a period not to exceed six (6) months
(the last business day of such period, the "FINAL TRUE UP DATE").

                11.8.3RENTS AND ADDITIONAL RENTS. All rents and additional rents (which shall include additional rents on account of taxes, operating expenses and/or common area management charges) for the month during which the Closing takes place with respect to Tenants who are not delinquent as of the last day of the prior month shall be conclusively deemed paid and collected and shall be pro-rated between Buyer and Select as of and including the Closing Date.

      Delinquent rents and additional rents owed for months prior to the month during which the Closing takes place shall be and remain the property of Select, and Buyer shall make commercially reasonable efforts to collect such delinquent rents and additional rents for the benefit of Select and shall cooperate with Select in the collection of any such delinquent rents and additional rents, provided that such collection efforts and such cooperation with Select shall require no unreimbursed expenditure of funds on Buyer's part. Any payments received by Select or Buyer from Tenants in any month following the month of the Closing shall be applied first to then current rents, and then to delinquent rents, in inverse order of maturity. Subject to the provisions of the foregoing sentence, if either Select or Buyer receives before, on or after the Closing, a payment which under the terms of this Agreement is the property of the other party, the party receiving such payment shall promptly forward it to the party entitled to receive it.
Select shall not bring any action or claim against or otherwise seek to affect the possession of any tenant for rent unpaid as of the Closing or for any other previous monetary defaults under the Leases, other than an action for monetary damages.

      A reconciliation of additional rents for the period prior to the Closing shall be made as soon after the Closing, as is practical. Select shall be responsible for reimbursing such Tenants as shall be determined to have made overpayments of additional rents for the period prior to the Closing, and Select shall be entitled to receive any payments from such Tenants as shall be determined to have made underpayments of additional rents for the period prior to the Closing.

                11.8.4CHARGES UNDER SERVICE CONTRACTS. The monetary obligations of Select or the Partnership with respect to any of the Service Contracts shall be pro-rated as of the Closing.

                11.8.5LEASE COSTS. Select shall be responsible for and timely pay all leasing commissions, tenant improvement allowances, cost of tenant improvement work and other out-of-pocket lease inducements (collectively, "LEASE COSTS") for Leases signed before May 1, 1999, and Buyer will be responsible for and timely pay, or reimburse Select for, any Lease Costs incurred with respect to any Leases executed after April 30, 1999 in accordance with Section 8.2.2 (LEASING ACTIVITY), excluding any such costs payable to Select or its affiliates exceeding $100,000 in the aggregate.
SCHEDULE 11.8.5 sets out the Lease Costs for which Buyer is responsible under this Section that have been incurred as of the Contract Date. In addition, Buyer acknowledges and agrees that it shall pay any and all Trailing Commission Fees (as defined and described in Section 13.3.5 of this Agreement) and shall indemnify, protect and hold Select harmless from any claims made against Select in connection with such Trailing Commission Fees.

                11.8.6CAPITAL EXPENDITURES. Approved Capital Expenditures and Emergency Expenditures incurred from May 1, 1999 through the Closing will be prorated between Buyer and Select such that Select will be responsible for the first $130,000 and Buyer will be responsible for all amounts in excess thereof, provided, that if Select has not incurred after April 30, 1999 costs of Approved Capital Improvements and Emergency Capital Expenditures in an aggregate amount of not less than $130,000, Select shall credit Buyer with the difference at the time of the Closing.

                11.8.7SECURITY DEPOSITS. Buyer shall receive a credit in an amount equal to the security deposits (plus interest, if any) landlord is obligated to hold under the Existing Leases and any new Leases.

                11.8.8. PREPAID AMOUNTS. All prepaid interest and other amounts prepaid by Select or the Partnership in respect of the Existing Loans, and other similar prepaid amounts subject to proration as of Closing Date shall be credited to Select.

                11.8.9REFUNDABLE DEPOSITS. All refundable deposits shall be credited to Select.

                11.8.10 CASH ON HAND. All cash on hand and balances in bank accounts with respect to the Partnership shall be credited to Select (other than escrows for Assumed Loans); Select shall have the right to cause the Partnership to distribute to its partners any cash on hand immediately prior to the Closing., and Select will not receive a credit for amounts so distributed.

                11.8.11 INTEREST ON ASSUMED DEBT. The interest due on any assumed debt shall be pro-rated as of the Closing.

           11.9 ESTIMATED CLOSING ACCOUNTING. At least four (4) business days prior to the proposed Closing Date, Select shall prepare and deliver to the Buyer a proposed accounting prepared on an accrual basis for income and expenses ("ESTIMATED CLOSING ACCOUNTING"), that shall estimate in accordance with Section 11.8 (PRORATIONS) the prorations therein and the other adjustments to the Select Price described in this Agreement, which Estimated Closing Accounting shall contain Select's certification to the best of its knowledge of the credits to which Select is entitled pursuant to Sections 11.8.8, 11.8.9 and 11.8.10 and that the Partnership has no other outstanding obligations (other than obligations represented by the Partnership Note) not addressed by the prorations described in this Section 11.

           11.10CLOSING ACCOUNTING. Following receipt of the Estimated Closing Accounting by the Buyer, the Buyer shall review the Estimated Closing Accounting and shall have the right to approve the same, such approval not to be unreasonably withheld, conditioned or delayed (such Estimated Closing Accounting, as so approved, the "CLOSING ACCOUNTING").

           11.11RESOLUTION: FINAL ACCOUNTING. In the event the parties are unable to finally resolve any issue relating to the Estimated Closing Accounting or the Closing Accounting prior to the Closing Date, the matter shall be resolved following the Closing in a post-closing audit to be conducted by PricewaterhouseCoopers. Not later than the Final True-Up Date, the parties shall cause PricewaterhouseCoopers to conduct an audit of the Final Closing Accounting and, to the extent it is determined that either party has retained or received amounts in excess of the amounts to which it is entitled under this Section 11, such party shall remit such excess to the other party within thirty (30) days of such determination. The cost of such audit shall be borne equally by Buyer and Select.

           11.12CONDITIONS PRECEDENT TO CLOSING. In addition to any other express conditions set forth herein, the respective obligations of Buyer and Sellers to Close the Transactions shall be subject to the satisfaction prior to the Closing or waiver by the party benefiting thereby of the following conditions, with the Closing being subject to the simultaneous closing of all of Transactions:

                11.12.1 SELECT SHAREHOLDER APPROVAL. Select shall have received the requisite approvals of the Select Transactions from its shareholders.

                11.12.2. NO INJUNCTION OR RESTRAINTS. No statute, rule, decision, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition (each, a "RESTRAINT") preventing the consummation of the Transactions shall be in effect, PROVIDED, that each of the parties shall have used all reasonable efforts to prevent the entry of such restraint or to appeal promptly any such restraint as may be entered.

                11.12.3 GOOD TITLE TO UNITS. All of the Limited Partners shall have delivered good title to the Units, free and clear of any adverse liens, claims or encumbrances.

                11.12.4. PERFORMANCE. Each of the parties shall have performed or complied with all obligations of such party under the Transaction Agreements to be performed or complied with by that party on or before the Closing, PROVIDED, that a failure of compliance or performance will not give rise to a claim of right to terminate so long as such failure does not have a material, adverse effect on the Transactions.

                11.12.5 TITLE POLICIES. The Title Company shall be ready, willing and able to issue the Title Policies, subject only to the Permitted Exceptions and including all endorsements provided for in the Commitments.

                11.12.6 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Select set forth in Section 13.1 (REPRESENTATIONS AND WARRANTIES OF SELECT AS TO ITSELF) (as a condition to Buyer's obligations to consummate the Closing), the representations and warranties of the Limited Partners set forth in Section 13.2 (REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS) (as a condition to Buyer's obligations to consummate the Closing, PROVIDED that a failure of any such representation and warranty to be true and correct will not give rise to a claim of right to terminate so long as such failure does not have a material, adverse effect on the Partnership Transactions) and the representations and warranties of Buyer under Section
13.7 (REPRESENTATIONS AND WARRANTIES OF BUYER) (as a condition to the Sellers' obligations to consummate the Closing) shall be true and correct in all material respects as of the Closing Date, subject to Sections 4.3 (TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING); 7.3 (BREACH OF REPRESENTATION AND WARRANTY); 8.2.2.(LEASING ACTIVITIES)(last sentence); or 9 (INSURANCE; RISK OF LOSS; CONDEMNATION), as applicable.

                11.12.7. DELIVERIES. Each of Buyer, Sellers and the Partnership shall have deposited or delivered the items to be deposited or delivered by it pursuant to Section 11.2 (SELECT'S DELIVERIES), Section 11.3 (LIMITED PARTNERS' DELIVERIES), Section 11.4 (BUYER'S DELIVERIES) or Section
11.5 (THE PARTNERSHIP'S DELIVERIES), as appropriate.

                11.12.8. CLOSING DATE. The Closing shall have occurred on or before March 31,2000.

      12...LIMITED PARTNER LOANS.

           At, and conditioned on the consummation of Closing, Buyer shall make available to each of the Limited Partners a loan (each, a "PARTNER Loan"), which may be drawn on or after the Closing, in an amount not to exceed $375,000 each, on the following terms and conditions:

           (i) cash proceeds of such Partner Loan will be disbursed on or after Closing, at such Limited Partner's election;

           (ii) interest only on the outstanding balance of each Partner Loan would be payable in arrears on the first day of each calendar quarter and would accrue at a rate equal to (i) the lowest Applicable Federal Rate, determined in accordance with Section 1274(d)(2) of the United States Internal Revenue Code and the regulations promulgated thereunder, in effect during the three month period ending with the month in which the Contract Date occurs, or (ii) the lowest Applicable Federal Rate, determined in accordance with Section 1274(d)(2) of the United States Internal Revenue Code and the regulations promulgated thereunder, in effect during the three month period ending with the month in which the Closing occurs;

           (iii)the entire principal balance, together with any accrued but unpaid interest and other charges thereon, will be due and payable on the first business day after January 2, 2003; and

           (iv) each Limited Partner will be severally obligated to repay his or its allocable share of the Partner Loans, together with all interest and other charges thereon. Each Limited Partner's obligation in respect of the Partner Loans will be evidenced by a promissory Note in substantially the form of EXHIBIT K (each a "PARTNER NOTE").

      13...REPRESENTATIONS AND WARRANTIES.

           13.1 REPRESENTATIONS AND WARRANTIES OF SELECT AS TO ITSELF. Select hereby makes the following representations and warranties to Buyer, which representations and warranties shall survive the Closing and all of which
(i) are material and are being relied upon by Buyer, and (ii) except as expressly set forth in the attached Disclosure Schedule are complete and accurate as of the date hereof and subject to the provisions of Sections 4.3 (TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING); 7.3 (BREACH OF REPRESENTATION AND WARRANTY); or 9 (INSURANCE; RISK OF LOSS; CONDEMNATION), as applicable, shall be complete and accurate at the date of the Closing:

                13.1.1AUTHORIZATION, ENFORCEABILITY, GOOD STANDING. This Agreement and the other Transaction Agreements executed by Select which are to be delivered to Buyer at the Closing are, or at the time of the Closing will be, duly authorized, executed, and delivered by Select, and are, or at the Closing will be, legal, valid, and binding obligations of Select, and do not, and at the time of the Closing will not, violate any provision of or require any notice or consent under any agreement to which Select is a party or to which it is subject or any law, judgment or order applicable to Select. The execution, delivery and performance of the Transaction Agreements by Select does not and will not result in any violation of, or default under, or require any notice or consent under, any of Select's organizational documents, any other agreement to which Select is a party or any law, judgment or order applicable to Select. Select is at the date of execution of this Agreement, and at the time of the Closing will be, duly formed, validly existing and, in good standing under the laws of the State of California. Subject to receipt of shareholder approval as contemplated by
Section 10 (SHAREHOLDER OBLIGATIONS), Select has obtained all necessary authorizations, approvals and consents to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                13.1.2NOT A FOREIGN PERSON. Select is not a "foreign person" within the meaning of IRC Section 1445(f)(d).

                13.1.3NO INSOLVENCY. Select is not Insolvent (as hereinafter defined), will not be Insolvent immediately after consummation of the transactions contemplated hereby, and the consummation of the transactions contemplated hereby will not render Select Insolvent. "INSOLVENT" means, with respect to any person, that (i) such person would not be able to pay its debts as they become due in the usual course of business or (ii) such person's total assets would be less than the sum total of its liabilities.

                13.1.4EFFECT OF TRANSFER. Neither the sale and transfer by Select, or the acquisition by Buyer (or its assignee) of the General Partner's Interest and the Select Properties (collectively, for purposes of this Section 13.1.4, the "ASSETS") will result in or be subject to any law, rule or regulation pertaining to bulk sales or fraudulent transfers which might make such sale or transfer or any part thereof ineffective as to creditors of or claimants against Select or the imposition of any liability on Buyer (or its assignee) for appraisal rights.

                13.1.5NO LITIGATION. Subject to Buyer's acknowledgment that it has been informed of two existing lawsuits brought by shareholders relating to prior mergers involving Select (the "SHAREHOLDER LITIGATION"), there is no litigation or proceeding pending or, to Select's actual knowledge, threatened, involving Select which might adversely affect Select's ability to consummate the Select Transactions or which could affect the legality, validity or enforceability of the Transaction Agreements. Select, the Select Properties, and Select's General Partner's Interest are not subject to any order, decree, judgment, or award which could, individually or in the aggregate, have a material adverse effect on the value of or the use of the Properties for their present purposes.

                13.1.6GENERAL PARTNER'S INTEREST. Select is the sole beneficial and legal owner of the General Partner's Interest, free from any lien, claim or encumbrance, with full right, power and authority to sell the General Partner's Interest in the Select Transactions. Except as otherwise specified in this Agreement, Select will convey to Buyer good title to the General Partner's Interest, free and clear of any and all liens, claims, encumbrances, and security interests, options, pledges and agreements restricting transferability. Select has not transferred, assigned, sold, hypothecated, pledged, or encumbered all or any portion of the General Partner's Interest at any time.

                13.2 REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS. Each Limited Partner hereby warrants and represents to Buyer that (i) such Limited Partner has not previously sold, assigned, transferred, mortgaged, pledged, encumbered, hypothecated, or otherwise disposed of all or any part of its Units; (ii) each Limited Partner owns its Units and the title to its Units are free and clear of all liens, security interests, restrictions, encumbrances, claims, demands and charges of every kind and character whatsoever; (iii) each Limited Partner has the full legal right, power, capacity and authority to convey, assign, transfer and deliver its Units to the Buyer; (iv) such Limited Partner is not a "foreign person" within the meaning of IRC Section 1445(f)(d); (v) such Limited Partner is not Insolvent, will not be Insolvent immediately after the consummation of the Transactions contemplated hereby, and the consummation of the Transactions contemplated hereby will not render such Limited Partner Insolvent, and (vi) the individual executing this Agreement and any other Transaction Agreement on behalf of the Limited Partners has the full legal right, power and authority to do so.

           13.3 REPRESENTATIONS AND WARRANTIES RELATING TO PARTNERSHIP PROPERTIES. Select and the Partnership hereby severally make the following representations and warranties to Buyer, which representations and warranties shall survive the Closing as set forth in Section 13.1 (REPRESENTATIONS AND WARRANTIES OF SELECT AS TO ITSELF), and all of which (i) are material and are being relied upon by Buyer, and (ii) except as expressly set forth in the attached Disclosure Schedule are complete and accurate as of the date hereof and subject to the provisions of Sections 4.3 (TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING); 7.3 (BREACH OF REPRESENTATION AND WARRANTY); 8.2.2.(LEASING ACTIVITIES)(last sentence); or 9 (INSURANCE; RISK OF LOSS; CONDEMNATION), as applicable, shall be complete and accurate at the date of the Closing only:

                13.3.1NO LITIGATION. There is no litigation or proceeding pending or, to Select's or the Partnership's Knowledge, threatened, involving a Property which might adversely affect such Property.

                13.3.2NO NOTICE OF VIOLATION OF LAW. Neither Select nor the Partnership has received any written notice of any claimed violation of any applicable rule, regulation, ordinance or government directive from any administrative or governmental authority with respect to a Property, and to Select's or the Partnership's Knowledge, no such violation exists with respect to a Property.

                13.3.3DUE DILIGENCE MATERIALS. To Select's Knowledge, Select has provided Buyer with copies of, or access to the Due Diligence Materials to the extent in Select's or the Partnership's possession or control.

                13.3.4OPERATING STATEMENTS AND RENT ROLLS. Each of the operating statements and the Rent Rolls provided to Buyer is complete and correct in all material respects as of the dates stated therein. To Select's or the Partnership's Knowledge, since the latest stated date of such operating statements and Rent Rolls there has not been any material change in the information stated therein other than changes which are contemplated or permitted in the Transaction Agreements.

                13.3.5LEASES. On or prior to the Contract Date Select has made available or delivered to Buyer true and correct and complete copies of all Existing Leases. Additionally, Select or the Partnership has delivered to Buyer, on or before the Contract Date, true, correct, and complete copies of all leasing commission and brokerage agreements currently in effect for each Property, all of which are listed in SCHEDULE 13.3.5(A) (the "COMMISSION AGREEMENTS"). SCHEDULE 13.3.5(B) lists (i) all "free rent," rent abatement, tenant improvement costs, brokers' commissions, leasing fees and recording fees for which the landlord with respect to any of the Properties is obligated or subject with respect to the current term under any Existing Lease and which are unpaid as of the Contract Date (except with respect to the "Trailing Commission Fees" as hereinafter defined and described), and
(ii) all brokers' commissions and leasing fees which the landlord with respect to any of the Properties is contractually obligated under the Existing Leases to pay in the event any related Tenant exercises any currently unexercised renewal or expansion option. Buyer acknowledges and agrees that Select has disclosed to Buyer the existence of "trailer" clauses in each of the Commission Agreements listed on Schedule 13.3.5(a) which provide, notwithstanding the termination of such Commission Agreement, that Select or its successor under such Commission Agreement is obligated to pay a commission to the broker that is a party to such Commission Agreement if, within one hundred and twenty (120) days of the termination date of the commission agreement, Select or its successor enters into a lease with a tenant identified or registered by such broker ("TRAILING COMMISSION FEES"). Buyer acknowledges and agrees that, as set forth in Section 11.8.5 of this Agreement, it shall pay any such Trailing Commission Fees and shall indemnify, protect and hold Select harmless from any claims made against Select in connection with such Trailing Commission Fees.

                As of the date hereof, and except as contemplated or permitted in the Transaction Agreements or as would not, individually or in the aggregate, have or be expected to have a material adverse effect: (a) no Existing Lease has been modified, in writing to the extent not included in the Existing Lease or contained in the Lease Files or otherwise, except as set forth in SCHEDULE 13.3.5(C) or the Rent Rolls; (b) to Select's or the Partnership's Knowledge, except as set forth in SCHEDULE 13.3.5(C) or the Rent Rolls, there has occurred no event of default on the part of the landlord thereunder which remains uncured, and there exists no event which, with the giving of notice or the passage of time, or both, would constitute a default thereof; and (c) no Tenant has any option to purchase any Property or any portion thereof, except as expressly stated in such Existing Lease.

                Select and the Partnership make the following representations and warranties with respect to Tenants for which Acceptable Estoppel Letters have not been delivered as of the Closing Date: As of the Closing Date, and except as contemplated or permitted in the Transaction Agreements, or as set forth in SCHEDULE 13.3.5(C) or the Rent Rolls, (a) there has occurred no event of default on the part of such Tenant thereunder which remains uncured, and there exists no event which, with the giving of notice or the passage of time, or both, would constitute a default and such Tenant has not asserted any defense, offset or claim against its obligation to pay rent or perform its other obligations under its Existing Lease; (b) such Tenant has no right of first refusal or renewal option which may be exercised by such Tenant, or option to purchase any Property or any portion thereof, except as expressly stated in such Existing Lease; (c) each of the Existing Leases is in full force and effect.

                13.3.6HAZARDOUS MATERIALS. To Select's or the Partnership's Knowledge, except as disclosed in the Reports identified on SCHEDULE 6.3 and Buyer's own environmental assessments and analysis or as described in
Section 7.2 (ACCEPTANCE OF PROPERTIES "AS-IS") (i) neither Select nor the Partnership, nor any agent, employee or representative of Select or the Partnership, nor any predecessor of Select nor the Partnership or occupant of the Properties, has used, installed, generated, produced, stored or released on, in, under or about the Properties or transported to or from any of the Properties or into any ground water (other than lawfully into sanitary sewer systems established for such purpose) any Hazardous Materials except in the ordinary course of business and in compliance with all applicable laws, ordinances, rules, requirements and regulations of any governmental authority having jurisdiction with respect to the Properties pertaining to the use, storage, handling or disposal of Hazardous Materials, (ii) no Hazardous Materials have existed or currently exist in, on or under, or have been disposed of or release from, any Property, except in compliance with all applicable laws, ordinances, rules, requirements and regulations of any governmental authority having jurisdiction with respect to the Properties pertaining to the use, storage, handling or disposal of Hazardous Materials, and (iii) no storage tanks have at any time been installed, used or removed on, at or under the Land, except as described in Section 7.2 (ACCEPTANCE OF PROPERTIES "AS-IS") and except for above ground tanks located on the Lam and Northpoint Projects. As used in this Agreement, "HAZARDOUS MATERIALS" means any radioactive, hazardous or toxic substance, material or waste which is or becomes regulated by any governmental authorities, including, without limitation, any materials or substance which is (a) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste" or "hazardous substance" under any laws, ordinances, rules, requirements and regulations of any governmental authority having jurisdiction with respect to the Properties, (b) asbestos, and/or (c) petroleum.

                13.3.7NO KNOWLEDGE OF UNDISCLOSED DEFECTS. To Select's Knowledge, there are no, and neither Select nor the Partnership has received notices from insurers or any other party of, material defects in the Properties which (i) have not been disclosed to Buyer by the materials delivered or made available to Buyer or (ii) would not be disclosed by a reasonable inspection of the Properties and which would, in each case, materially interfere with Buyer's continued use of the Properties for their current purposes.

                13.3.8CONDEMNATION. Neither Select nor the Partnership has received written notice or has Knowledge of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of each Property, except for the proceedings pending at the Lam Research Building with respect to the taking of frontage at such Property in connection with road widening.

                13.3.9SERVICE CONTRACTS. There are and will be no construction management, leasing, service, equipment, supply, maintenance, repair, improvement or concession agreements entered into by Select or the Partnership with respect to any Property other than the Service Contracts.

                13.3.10 NO VIOLATIONS OF LAW. Neither Select nor the Partnership has received written notice or has Knowledge of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting any Property, except as disclosed in writing to Buyer by Sellers prior to execution hereof. Any and all permits required for the construction and operation of the Properties have been obtained and are in full force and effect as of the date hereof. Neither Select nor the Partnership has received written notice or has Knowledge of any current legal challenges or changes officially pending before applicable governmental authorities to the present zoning classifications of the Properties.

                13.3.11 NO OTHER AGREEMENTS. Neither Select nor the Partnership has entered into any currently effective agreements to dispose of all or any part of the Properties except for this Agreement, the Leases and the documents evidencing or securing the Existing Loans.

                13.3.12 NO SPECIAL ASSESSMENTS. Neither Select nor the Partnership has received written notice or has Knowledge of any pending or contemplated special assessment proceedings with respect to any of the Properties other than the proposed "Redwood Shores Community Facilities District No. 99-1".

                13.3.13 LOAN DOCUMENTS. Select represents and warrants that the schedule attached hereto as SCHEDULE 13.3.13 is a complete and accurate list of all material documents which evidence, secure or otherwise govern the Existing Loans ("LOAN DOCUMENTS"). The copies of such Loan Documents delivered to Buyer prior to execution of this Agreement are true, complete and accurate copies of such Loan Documents. Such Loan Documents have not been otherwise supplemented, amended, modified, or extended in any manner whatsoever. There are no other material documents or instruments which evidence, secure or otherwise govern such Existing Loans other than as set forth in such copies of the Loan Documents. Select has not received any notice of any default or breach under the Loan Documents, and to Select's and the Partnership's Knowledge, there is no existing or uncured default or breach under the Loan Documents, there exist no facts or circumstances that, with the passage of time or the giving of notice, or both, would constitute a default or breach under the Loan Documents. To Select's and the Partnership's Knowledge, the current holders of the Existing Loans are the lenders identified on SCHEDULE 13.3.13. The outstanding principal balance of each Existing Loan as of June 30, 1999 is set out on SCHEDULE 13.3.13.
Except as set forth on SCHEDULE 13.3.13, there are no real estate tax or insurance escrows being held by lenders in connection with the Existing Loans other than the tax escrow maintained in respect of the Hathaway Project, PROVIDED that the City of Brea holds cash deposits with respect to the Mello-Roos bond indebtedness for the Fairways project.

           13.4 ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING THE PARTNERSHIP AND PARTNERSHIP PROPERTIES. The party or parties specified below hereby make the following representations and warranties to Buyer, which representations and warranties shall survive the Closing as set forth in
Section 13.1 (REPRESENTATIONS AND WARRANTIES OF SELECT AS TO ITSELF), and all of which (i) are material and are being relied upon by Buyer, and (ii) except as expressly set forth in SCHEDULE 13.3.5(C) are complete and accurate as of the date hereof and subject to the provisions of subject to the provisions of Sections 4.3 (TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING); 7.3 (BREACH OF REPRESENTATION AND WARRANTY); 8.2.2.(LEASING ACTIVITIES)(last sentence); or 9 (INSURANCE; RISK OF LOSS; CONDEMNATION), as applicable shall be complete and accurate at the date of the Closing only:

                13.4.1PARTNERSHIP AGREEMENT. Select and the Limited Partners represent and warrant that: (i) other than the Exchange Rights Agreement among the Limited partners, Select and the Partnership dated as of October 30, 1996, the Registration Rights Agreement among Select and the Limited Partners dated as of October 30, 1996, the Transaction Agreements and the Purchase of Conversion Rights Agreement of even date among Select and the Limited Partners, the Partnership Agreement constitutes the entire agreement between the General Partner and the Limited Partners with respect to the Partnership and is in full force and effect and no default exists under the Partnership Agreement on the part of the General Partner or the Limited Partners; (ii) a true, correct and complete copy of the, Partnership Agreement (including any and all amendments,) is attached as EXHIBIT L; and
(iii) there are no partners in the Partnership or partnership interests in the Partnership except the General Partner's Interest and the Limited Partners' Units.

                13.4.2FINANCIAL STATEMENTS. Select has caused to be delivered to Borrower a true, correct an complete copy of the internally prepared financial statements for the Partnership for the fiscal year ending
December 31, 1998, prepared in accordance with generally accounting principles consistently applied (the "FINANCIAL STATEMENTS"). Select represents and warrants to Buyer that the Financial Statements fairly and accurately presents the financial condition of the Partnership and that all material assets and liabilities of the Partnership are disclosed in the Financial Statements and there has been no material adverse change since the date of such Financial Statements, other than Tenant defaults, if any, occurring after the Contract Date. Except as may be otherwise disclosed in the Financial Statements or as contemplated in the Transaction Agreements:

                A. Other than the Existing Leases and the documents evidencing or securing the Existing Loans, neither the Partnership nor Select or any of the Limited Partners has made, executed or entered into any mortgage, deed to secure debt, deed of trust, security agreement, contract, contractual or other commitment, agreement, lease or other undertaking either on its own behalf or on behalf or on behalf of the Partnership which will be binding upon the Partnership or Buyer as the general partner thereof after the Closing Date;

                B. There are no subscriptions, warrants, options, conversion rights, or other agreements of any kind to purchase or otherwise acquire or sell any interest in the Partnership (whether existing or additional interests) except as set forth in the Partnership Agreement;

                C. There are no claims against liabilities or indebtedness of the Partnership or the Limited Partners which are not insured against and which will be binding upon the Partnership or Buyer as the general partner thereof after the Closing Date.

                13.4.3OTHER MATTERS. Except for the Partnership Properties, the Partnership has not owned, managed or operated, and does not own, manage or operate, any other assets, interests, or business, and the Partnership was formed, has been operated and will continue to be operated solely in respect of its ownership of the Partnership Properties.

                13.4.4TAXES. All federal, state, municipal and other tax returns and reports required by law to be filed by the Partnership before the date hereof have been duly executed and filed, and all taxes, interest and penalties due have been paid in full. No such returns or reports have been subject to written request for data by, noticed for audit by, or are under audit by any taxing authority. The Partnership has been classified as a partnership for federal income tax purposes and not as an association taxable as a corporation.

                13.4.5NO EMPLOYEES. The Partnership has no, and has never had any, employees.

                13.4.6ADDITIONAL REPRESENTATIONS REGARDING THE PARTNERSHIP PROPERTIES. Select held interests in the Partnership since its formation on October 30, 1996, and has continued to hold interests since that date. The Partnership Properties were completed and in operation on or prior to October 30, 1996. On and after October 30, 1996, all leasing, management and operating activities with regard to the Partnership Properties have been conducted by the Partnership itself or through third party property management contracted for by the Partnership, and no Tenants have conducted such activities on their own behalf.

           13.5 SELLERS' ACTUAL KNOWLEDGE, EXISTING KNOWLEDGE OF BUYER. For the purposes of this Section 13, "SELECT'S" or "THE PARTNERSHIP'S" or "THE SELLERS'" "KNOWLEDGE" shall mean the actual, current knowledge of David Goss, Mark TenBoer, and David Popelka without duty of inquiry or investigation. To the extent Buyer has actual knowledge, as of the Contract Date, of any facts which are inconsistent with Sellers' representations and warranties under this Agreement, such representations and warranties shall be deemed modified to reflect such knowledge. For the purposes of this Section, Buyer's knowledge shall include the Due Diligence Materials and any information actually received or reviewed by Buyer in connection with the Transaction from Buyer's employees, representatives or consultants prior to the Contract Date.

           13.6 BREACH OF REPRESENTATIONS AND WARRANTIES. If prior to the Closing, any party obtains actual knowledge that any of Sellers' or the Partnership's representations or warranties are untrue, inaccurate or incorrect in any "material" respect, such party shall give the other written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing).

           13.7 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties to Sellers, which representations and warranties shall survive the Closing and the Closing and all of which (i) are material and are being relied upon by Sellers, and
(ii) are complete and accurate in all respects as of the date hereof and shall be complete and accurate as of the Closing Date or Closing Date:

                13.7.1AUTHORIZATION: ENFORCEABILITY. This Agreement and all documents executed by Buyer which are to be delivered to Sellers at the Closing or the Closing are, or at the Closing or the Closing, as the case may be, will be, legal, valid, and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement to which Buyer is a party or to which it is subject or any law, judgment or order applicable to Buyer. The execution, delivery and performance of the Transaction Agreements by Buyer does not and will not result in any violation of, or default under, or require any notice or consent under, any of Buyer's organizational documents, any other agreement to which Buyer is a party or any law, judgment or order applicable to Buyer. Buyer is at the date of execution of this Agreement, and at the time of the Closing will be, duly formed, validly existing and, in good standing under the laws of the State of Georgia. Buyer has obtained all necessary authorizations, approvals and consents to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                13.7.2NO INSOLVENCY. Buyer is not Insolvent, will not be Insolvent immediately after consummation of the transactions contemplated hereby, and the consummation of the transactions contemplated hereby will not render Buyer Insolvent.

                13.7.3NO LITIGATION. There is no litigation or proceeding pending or, to Buyer's actual knowledge, threatened, involving Buyer which might adversely affect Buyer's ability to consummate the Transactions or which could affect the legality, validity or enforceability of the Transaction Agreements

           13.8 NO REPRESENTATION RESPECTING YEAR 2000 ISSUES. Buyer acknowledges that it has reviewed Select's discussion of "Year 2000" issues as disclosed in the Annual Report of Select (Form 10K) for the fiscal year ended December 31, 1998 filed on March 4, 1999 (including the disclosure that Select has determined that certain of its own systems are not currently year 2000 compliant). Buyer acknowledges that neither Select nor the Limited Partners nor the Partnership has made any representations or warranties to Buyer respecting Year 2000 compliance.

      14...INDEMNIFICATION; CLAIMS AGAINST HOLDBACK.

 ...........14.1. INDEMNIFICATION.

                14.1.1 INDEMNITY BY SELECT AND THE PARTNERSHIP. Subject to the limitations on remedies and amounts provided in this Section 14, Select and the Partnership (each individually, an "INDEMNITOR") shall indemnify, save and hold harmless Buyer and its directors, officers, employees, agents, representatives and affiliates (each of which is a "INDEMNIFIED PARTY"), from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, lost profits and other losses, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, resulting from or incident to (a) the inaccuracy of any representation made by, or the failure to comply with any agreement or obligation of Select or the Partnership set forth in the Transaction Agreements, (b) any document filed or to be filed by or on behalf of Select or any direct or indirect shareholder, partner, member or affiliate of Select (the "COVERED PARTY") with any Governmental Authority or any other document prepared or distributed by or on behalf of any Covered Party in connection with the transactions contemplated hereby, including any document distributed in connection with the solicitation of consents to the consummation by Select or the Partnership of the transactions contemplated by this Agreement (PROVIDED, HOWEVER, that the foregoing shall not apply to information provided by the Buyer in writing to the Covered Party specifically for inclusion or incorporation by reference in any such document) (the foregoing costs and losses are referred to herein as "LOSSES").

                14.1.2 INDEMNITY BY LIMITED PARTNERS. Subject to the Limitations on remedies and amounts provided in this Agreement, including but not limited to the limitations on remedies and amounts set forth in Section 14 (included but not limited to Section 14.4 (LIMITATION ON Indemnification)), the Limited Partners shall each severally and not jointly indemnify, save and hold harmless the "Indemnified Party" as defined in the preceding paragraph from and against any and all costs, losses (including, without limitation diminution in value), liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of third party claims) including interest, penalties, loss profits and other losses, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein collectively, "LIMITED PARTNER INDEMNITY CLAIMS") if, and only if, such Limited Partner Indemnity Claims arise solely as a result of and solely as a direct consequence of (i) an intentional breach by any such Limited Partner of their representations set forth in Section 13.2 (REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS), or (ii) an intentional failure of any such Limited Partner to perform its obligations to deliver documentation at the Closing in accordance with Section 11.3 (LIMITED PARTNERS' DELIVERIES). To the extent the Limited Partners have any indemnification responsibilities as set forth in this Section 14.1.2, they may be referred to herein as a "LIMITED PARTNER INDEMNITOR."

           14.2 COOPERATION. Each Indemnified Party shall cooperate in all reasonable respects with each Indemnitor and its representatives (including without limitation its attorneys) in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the Indemnified Party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

           14.3 CLAIMS FOR INDEMNIFICATION. If a claim for Losses (a "CLAIM") is to be made by a Indemnified Party against the Indemnitor or the Limited Partner Indemnitor, as the case may be, the party claiming such indemnification shall give written notice (a "CLAIM NOTICE") to the Indemnitor as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section 14. Such Claim Notice shall specify the amount of the Claim asserted, if actually known to the Indemnified Party and method of computation thereof, and shall contain a reference to the provisions of this Agreement in respect of which such Claim arises. If any lawsuit or enforcement action is filed by a third party against any Indemnified Party, written notice thereof shall be given to the Indemnitor as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnitor demonstrates actual damage caused by such failure. After such notice, if the Indemnitor acknowledges in writing to the Indemnified Party its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such lawsuit or enforcement action, then the Indemnitor shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, subject to the reasonable approval of the Indemnified Party, to handle and defend the same unless
(A) the named parties to such action or proceeding (including any impleaded parties) include both the Indemnitor and the Indemnified Party and (B) the Indemnified Party has been advised in writing by counsel that there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnitor, in which event the Indemnified Party shall be entitled, at the Indemnitor's cost, risk and expense, to separate counsel of its own choosing, subject to the reasonable approval of Indemnitor, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld (PROVIDED it shall not be unreasonable for an Indemnified Party to withhold consent to any settlement the terms of which do not fully release such Indemnified Party). If the Indemnitor fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor; provided, however, that such Claim shall not be compromised or settled without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnitor reasonably informed of the progress of any such defense, compromise or settlement. The Indemnitor shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 14 and for any final judgment (subject to any right of appeal), and the Indemnitor agrees to indemnify and hold harmless an indemnified party from and against any Losses by reason of such settlement or judgment.

           14.4 LIMITATION ON INDEMNIFICATION. No Indemnified Party will make a claim under Section 14.1.1 (INDEMNITY BY SELECT OR THE PARTNERSHIP) or under 14.1.2 (INDEMNITY BY LIMITED PARTNERS) unless the total of all claims by all Indemnified Parties thereunder and theretofore exceeds, in the aggregate, $1,315,000 (the "THRESHOLD AMOUNT"). The Threshold Amount is a deductible amount, and the indemnification obligation of the Indemnitor or the Limited Partner Indemnitors, as the case may be, will not include the Threshold Amount, but will include all other Losses subject to indemnification. Notwithstanding the foregoing, none of the Sellers shall be liable for Losses above the Threshold Amount, except to the extent of any cash remaining in the Indemnity Escrow Fund (the "MAXIMUM INDEMNIFICATION AMOUNT"). Notwithstanding the foregoing, Claims and Losses relating to Select and the Partnership concerning the following matters or circumstances (the "SELECT AND PARTNERSHIP EXCLUDED CLAIMS AND LOSSES") will not be limited to the deductible Threshold Amount or apply to reduce the Maximum Indemnification Amount as the case may be: (A) an intentional misrepresentation; (B) a failure of a party to comply with any obligation of such party set forth in the Transaction Agreements to be performed after the Closing and (C) a breach of the representation and indemnity in Section 17.7 (BROKERS AND FINDERS) relating to brokerage commissions, (D) Select and the Partnership indemnification obligations with respect to the Shareholder Litigation under Section 14.9 (SHAREHOLDER LITIGATION), or (E) a failure of Select or the Partnership to pay costs or expenses required to be paid by such party under the Transaction Agreements, including closing adjustments. Payments made to an Indemnified Party hereunder shall be limited to the amount of Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other payment actually received by the Indemnified Party from any person (other than Indemnitor) with respect thereto.

           No indemnified party will make any claim under Section 14.1.2 (INDEMNITY BY LIMITED PARTNERS) unless the total of all claims by all Indemnified Parties against all of the parties comprising Sellers thereunder and theretofore exceeds, in the aggregate, $1,315,000.000 (the "THRESHOLD AMOUNT"). The Threshold Amount is a deductible amount and the indemnification obligation of the Limited Partner Indemnitors will not include the Threshold Amount but will include all other losses subject to the Limited Partner Indemnification. Notwithstanding the foregoing, none of the Limited Partners shall be liable for Losses above the Threshold Amount, except to the extent of any cash remaining in the Indemnity Escrow Fund (the Maximum Indemnification Amount). Notwithstanding the foregoing, Claims and Losses relating solely to the following matters or circumstances and which arise solely as a result of the following matters or circumstances (the "LIMITED PARTNER EXCLUDED CLAIMS AND LOSSES") will not be limited to the deductible Threshold Amount or applied to reduce the Maximum Indemnification Amount as the case may be: (A) an intentional breach of any Limited Partner Representation set forth in Section 13.2 (REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS) or (B) an intentional failure of any Limited Partner to deliver documentation at the Closing in accordance with Section 11.3 (LIMITED PARTNERS' DELIVERIES). Payments made to an Indemnified Party hereunder shall be limited to the amount of Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other payment from any Person (other than the Limited Partner Indemnitor) with respect thereto.

           As used herein the term "Select and Partnership Excluded Claims and Losses" and the "Limited Partner Excluded Claims and Losses" shall be collectively referred to as the "EXCLUDED CLAIMS AND LOSSES."

           14.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All Claims for the breach of any representation, warranty or covenant under this Agreement, other than Excluded Claims and Losses, must be brought, if at all, by the filing of a Claim Notice on or before the nine month anniversary of the Closing Date (the "CLAIM PERIOD"). All Claims for the breach of any Limited Partner representation or warranty including any claims related to any Excluded Claims and Losses must be brought, if at all, by the filing of a claim notice on or before the nine-month anniversary of the Closing Date.

           14.6 DISPUTES. Except as otherwise provided elsewhere in this Agreement, any and all disagreement among the parties regarding interpretation of, or obligations under, this Agreement or liability or the amount or payment of damages or other monetary amounts payable pursuant to this Agreement (including any disagreement relating to a claim for indemnification made under Section 14.1 (INDEMNITY BY SELLERS)) will be resolved in accordance with the provisions of Section 16 (DISPUTE RESOLUTION).

           14.7 ESCROW FUND. At the Closing, Select and Buyer shall forthwith enter into an escrow agreement in the form of EXHIBIT M to carry out the terms of this Agreement (the "ESCROW AGREEMENT"). At Closing, in accordance with the Escrow Agreement, Select shall (i) to deposit into an escrow account cash, in an aggregate amount equal to the Holdback Amount, (the "INDEMNITY ESCROW FUND"), (ii) pursuant to Section 7.3.3 (PROCEDURE), deposit into an escrow account the holdback amount described therein (the "PURCHASE PRICE

ADJUSTMENT ESCROW FUND"). The Indemnity Escrow Fund, and the Purchase Price Adjustment Escrow Funds are collectively referred to herein as the "ESCROW FUND"). Only the Indemnity Escrow Fund shall be available to satisfy Claims for Losses, except Excluded Claims and Losses. An escrow agent reasonably acceptable to the parties ("ESCROW AGENT") shall hold and dispose of the Escrow Fund in accordance with the terms of this Agreement and the Escrow Agreement. The parties to this Agreement understand and agree to the terms of the Escrow Agreement, which when duly executed shall be incorporated as part of this Agreement.

           14.8 LIMITATION ON OBLIGATIONS.  Except as set forth in Section
14.4 (LIMITATION ON INDEMNIFICATION), the Buyer's sole recourse for Losses for which Sellers are liable shall be to recover against the Indemnity Escrow Fund as set forth in this Section 14 and the Escrow Agreement, and the Sellers shall not be liable for Losses, in the aggregate in excess of an amount which, as of any date, is greater than an amount equal to the Maximum Indemnification Amount.

           14.9 SHAREHOLDER LITIGATION. Notwithstanding any other provision of this Section 14, Select shall indemnify, save and hold harmless the Indemnified Parties from and against any and all costs, losses, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses including without limitations, attorney's fees and all amount paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of or resulting from the Shareholder Litigation, The provisions of this Section 14.9 shall survive termination of this Agreement or closing of the transactions contemplated hereby.

           14.10SPECIFIC PERFORMANCE. Nothing in this Section 14 will be construed to limit any remedy of specific performance otherwise available to Buyer under applicable law.

      15...DEFAULT AND REMEDIES

           15.1 SELLERS' FAILURE TO CLOSE TRANSACTIONS. If the Transactions are not consummated on account of one or both of the Seller's default hereunder, then Title Company shall refund the Deposit to Buyer, on demand, without prejudice to any other rights or remedies of Buyer hereunder, or at law or in equity, and, without limitation, Buyer shall have the right to enforce this agreement by specific performance and other equitable remedies.

           15.2 BUYER'S FAILURE TO CLOSE TRANSACTIONS; LIQUIDATED DAMAGES. IF THE TRANSACTIONS ARE NOT CONSUMMATED BECAUSE BUYER DEFAULTS IN ITS
OBLIGATIONS TO SELLERS UNDER THIS AGREEMENT (SUBJECT TO SATISFACTION OF THE CONDITIONS THERETO NOT WITHIN BUYER'S CONTROL), TITLE COMPANY SHALL (AFTER GIVING BUYER FIVE (5) DAYS PRIOR NOTICE THEREOF) PAY THE CASH DEPOSIT AND ANY INTEREST EARNED THEREON TO SELECT AND SELECT SHALL BE ENTITLED TO DRAW ON ANY LETTER OF CREDIT, AND SELECT SHALL BE ENTITLED TO THE FULL AMOUNT OF THE DEPOSIT, TOGETHER WITH ALL INTEREST THEREON, AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY. THE PARTIES AGREE THAT SELLERS' DAMAGES, IN THE EVENT OF SUCH A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLERS' DAMAGES.

           SELECT:                        BUYER:


LP:   .....        LP:   .....      LP:   .....      LP:   .....
    ------------       ------------     ------------     -------


           15.3 NOTICE OF DEFAULT; OPPORTUNITY TO CURE. Neither Sellers nor Buyer shall be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within ten (10) days after receipt of such notice.

           15.4 SELECT'S CONTINUED EXISTENCE.   Select agrees that,
notwithstanding the fact that the Transaction are being done in connection with a dissolution of Select, Select shall remain in existence for at least nine months after Closing, with liquid assets in an amount at least equal to Two Million, Six Hundred and Thirty Thousand Dollars ($2,630,000). The provisions of this Section shall survive the Closing and shall not be merged therein.

           15.5 LIMITATION ON LIABILITY OF LIMITED PARTNERS. Notwithstanding any other provision of this Agreement or any of the other Transaction Agreements to the contrary, the Limited Partners shall not have any personal or other liability hereunder to Buyer or any other party unless such liability arises solely as a direct result of a breach by any of the Limited Partners, severally, of any of their representations and warranties set forth in Section 13.2 (REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS) or solely as a result of and as a direct consequence of the breech or any of the Limited Partners' obligations under Section 11.3 (LIMITED PARTNERS' Deliveries). Each Limited Partner's liability shall only be with respect to such individual Limited Partner, respectively, and in no event shall any of the Limited Partner's liabilities be joint and several in any respect whatsoever. In addition to the limitations in liabilities set forth in this
Section 15.5, the liability of each of the Limited Partners shall also be limited by all of the other provisions in this agreement which limit liability including but not limited to the provisions set forth in Section
14.4 (LIMITATION ON INDEMNIFICATION)). In furtherance, but not in limitation, of the foregoing, Buyer agrees that it shall not make any claim against any Limited Partner, bring any action against any Limited Partner, name or join any Limited Partner in any action or seek to obtain or execute upon any judgment against the assets of any Limited Partner for any matter for which such Limited Partner has no personal or other liability in accordance with the provisions set forth in this Section 15.5.

           Additionally, all representations and warranties of the Limited Partners and any and all other liabilities of the Limited Partners of every kind and nature whatsoever shall fully and finally terminate on that day which is nine months following the Closing except to the extent such representations, warranties and liabilities have expired prior to such date based on the other provisions of this Agreement or otherwise.

           In addition to the other limitations set forth in this Section 15.5, Buyer hereby agrees that in the event the Closing fails to take place for any reason, Buyer shall not make any claim against any Limited Partner, bring any action against any Limited Partner, name or join any Limited Partner in any action of any kind whatsoever unless the failure to close is solely a result of any such Limited Partner's breach of a Limited Partner representation in accordance with Section 13.2 (REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS) or solely as a result of the failure of any Limited Partner to deliver documentation to the closing in accordance with
Section 11.3 (LIMITED PARTNERS' DELIVERIES).

           15.6 REMEDIES AVAILABLE UNLESS EXPRESSLY RESTRICTED. Except as expressly restricted by Sections 4.3 (TITLE EXCEPTIONS APPEARING BEFORE THE CLOSING); 7.3 (BREACH OF REPRESENTATION AND WARRANTY); 8.2.2.(LEASING ACTIVITIES) (last sentence); 9 (INSURANCE; RISK OF LOSS; CONDEMNATION); 14 (INDEMNIFICATION; CLAIMS AGAINST HOLDBACK); or this Section 15, the parties hereto shall have access to all remedies available in the Transaction Agreements, at law or in equity, including, without limitation, the right to enforce this agreement by specific performance and other equitable remedies.

           15.7 LIMITED PARTNERS' RIGHTS TO CANCEL SALE OF UNITS AND TO CONVERT UNITS INTO SHARES OF SELECT. Notwithstanding anything in this Agreement or any of the other Transaction Agreements to the contrary, Buyer hereby acknowledges that the Limited Partners have specifically negotiated for the right to elect to avoid selling their Units to Buyer as contemplated by this Agreement and to instead convert their Units into shares of Select as contemplated in the Exchange Rights Agreement between Select and the Limited Partners dated as of October 30, 1996 (the "EXCHANGE AGREEMENT"). In the event the Limited Partners elect to convert their Units into shares in Select, the Limited Partners wishing to do so shall provide written notice to Select and to the Buyer of such election prior to November 19, 1999 at 5:00 p.m. Pacific Standard Time. Such conversion shall be on the following terms:
(i) a Limited Partner may convert all, but not less than all of its Units;
(ii) Any notice of conversion, once delivered, shall be irrevocable; and
(iii) for each Limited Partner who so converts, (A) the Select Price shall be increased by $3,030,625 and the aggregate Unit Price will be decreased by the same amount, (B) the Select's Share shall be increased by 2.92785%, and (C) the Limited Partners' Share shall be decreased by 2.92785%. In the event any of the Limited Partners elect to convert their respective Units into shares of Select, and provide timely notice pursuant to the second preceding sentence, Select shall be responsible for causing such Units to be converted into shares in Select immediately prior to Closing. Alternatively, if all of the Limited Partners elect to so convert their Units into shares in Select, Select shall have the right to simply cause the Partnership to sell the Partnership Properties to the Buyer at Closing in the same manner as this Agreement contemplates that the Select Properties shall be conveyed to the Buyer at Closing. Notwithstanding anything in this Agreement to the contrary, in the event any of the Limited Partners elect to have their Units converted into shares in Select as contemplated by this Section 15.7, all of the obligations of the Limited Partners set forth in this Agreement shall be automatically and retroactively void, terminated and of no further force or effect whatsoever; provided, however, that the any such Limited Partner electing to so convert their Units into shares in Select shall do all things reasonably necessary to cooperate with Select and the Partnership in causing the Partnership Properties to be conveyed to the Buyer at Closing so long as such cooperation is at no cost to the Limited Partners and does not cause the Limited Partners to incur any liability of any kind whatsoever. The provisions of this Section 15.7 shall amend and supersede any contrary provisions of the Partnership Agreement or the Exchange Agreement.

      16...DISPUTE RESOLUTION.

           16.1 DISPUTES. In the event that any dispute cannot be settled by good faith negotiation, the parties shall first attempt to resolve such dispute by non-binding mediation in San Francisco, California under the rules of the American Arbitration Association. If the dispute is still not settled, any claims for Purchase Price adjustments under Section 7.3 (BREACH OF REPRESENTATION AND WARRANTY) of this Agreement shall be settled by final and binding arbitration in San Francisco, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, and judgment on the arbitration award may be rendered by any court having jurisdiction thereof. Unless otherwise agreed by the parties, the arbitrator shall be an attorney with at least 20 years experience in the buying and selling of industrial and office properties in California, with no prior relationship to either party. The parties shall first attempt to mutually agree on an arbitrator, and if they fail to do so the arbitrator shall be appointed in accordance with the rules of the American Arbitration Association. Any discovery shall be as authorized by the arbitrator. The arbitrator shall be obligated to follow the law and this Agreement in rendering the award. Each party shall bear its own attorneys fees in such arbitration.

           16.2 ESCROW OF DISPUTED AMOUNTS. Any disputes as to amounts owed by Select to Buyer under this Agreement unresolved at the time of Closing shall not delay the Closing, but the parties shall withhold in escrow with the Title Company any disputed amount until resolved as provided in the preceding Section.

           16.3 LITIGATION; VENUE. Any disputes arising out of this Agreement which cannot be resolved as provided in Section 16.1 (DISPUTES) shall be litigated solely in the Superior Court for the City and County of San Mateo.

           16.4 ATTORNEYS' FEES. In the event of any litigation between the parties respecting this Agreement or in connection with the Properties, the prevailing party shall, except as otherwise provided herein, be entitled, in addition to all expenses, costs or damages awarded by a court of competent jurisdiction, to reasonable attorneys' fees, whether or not such controversy was litigated or prosecuted to judgment.

           16.5 REPRESENTATIVE.   In connection with any dispute arising prior
to the Closing, and any Claims under Section 14.3 (CLAIMS FOR
Indemnification), Select will have the sole authority to resolve such matters on behalf of Sellers and Buyer may rely fully on the acts of Select as the acts of Sellers in connection therewith.

      17...MISCELLANEOUS.

           17.1 NOTICES. Unless otherwise provided herein, all notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person, or
(ii) upon delivery by a commercial courier or delivery service for overnight delivery, or (iii) upon receipt by the sender of confirmation that notice sent by facsimile transmission has been received by the recipient of the facsimile. All notices must be properly addressed (including facsimile transmission numbers) and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section:

           Select:        Franklin Select Realty Trust
                          P. O. Box 7777
                          San Mateo, CA  94403
                          Facsimile No.: (650) 312-5830
                          Attn:  David P. Goss

           with a copy to:Farella, Braun & Martel LLP
                          235 Montgomery Street, 19th Floor
                          San Francisco, CA  94104
                          Facsimile No.:  (415) 954-4480
                          Attn:  Jeffrey Newman, Esq.

           Buyer:         Value Enhancement Fund III, LLC
                          c/o Lend Lease Real Estate Investments, Inc.
                          3424 Peachtree Road, N.E., Suite 800
                          Atlanta, GA  30326
                          Attn:James P. Ryan
                               and Mark E. Bratt
                          Facsimile No.:  J Ryan 404-848-8925
                                    M Bratt 404-848-8912

           with a copy to:King & Spalding
                          191 Peachtree Street, N.E.
                          Atlanta, GA  30303
                          Attn:  William B. Fryer, Esq.
                          Facsimile No.:  (404) 572-5148

           If to the Limited

           Partners:      Barry C.L. Fernald
                          3880 South Bascom Ave. Suite 210
                          San Jose, CA 95124

           with a copy to:Eugene Miller

                          Miller Starr & Regalia
                          1331 North California Boulevard, 5th Floor
                          Walnut Creek, CA 94596

           17.2 HEADINGS. The headings used herein are for purposes of convenience only and should not be used in construing the provisions hereof.

           17.3 COVENANT OF FURTHER ASSURANCES. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement.

           17.4 ENTIRE AGREEMENT. This document represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements. This Agreement may only be modified by a written instrument signed by all of the parties.

           17.5 PARTIAL INVALIDITY. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to other persons or circumstances shall not be affected, provided that the affected party is still able to realize the material benefits of this Agreement.

           17.6 NO WAIVER. No consent or waiver by either party to or of any breach of any representation, covenant or warranty shall be construed as a consent to or waiver of any other breach of the same or any other representation, covenant, or warranty. No consent or waiver shall be effective unless in writing, executed by the waiving or consenting party.

           17.7 BROKERS AND FINDERS. Neither party has had any contact or dealings regarding the Properties, through any licensed investment advisor, investment banker, real estate broker or other persons who can claim a right to a commission or finder's fee in connection with this transaction, except for Prudential Securities Incorporated, representing Select. Each party shall be responsible for paying its own such advisors or brokers. Each party shall hold the other harmless and indemnify and defend such other party, its successors and assigns, agents, employees, officers, trustees and members and the Properties from and against any and all obligations, liabilities, claims, demands, liens, encumbrances and losses (including reasonable attorneys' fees actually incurred), arising out of or relating to any commission or fee claims by any person (other than Prudential Securities Incorporated) whose claim is alleged to arise through the actions or inactions of such party. Select shall hold harmless, indemnify and defend Buyer, its successors and assigns, agents, employees, officers, trustees and members and the Properties from and against any and all obligations, liabilities, claims, demands, liens, encumbrances and losses (including reasonable attorneys' fees actually incurred), arising out of or relating to any commission or fee claims by Prudential Securities Incorporated. In the event that any other party claims a such a commission or fee in this transaction, the party through whom the party makes his claim shall be responsible for said commission or fee and shall indemnify the other against all costs and expenses (including reasonable attorneys' fees) incurred in defending against the same. The provisions of this Section 17.7 shall survive termination of this Agreement or closing of the transactions contemplated hereby.

           17.8 TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

           17.9 GOVERNING LAW. This Agreement is entered into and shall be governed by and construed in accordance with the laws of the State of California.

           17.10INTERPRETATION. All parties have been represented by counsel in the preparation and negotiation of this Agreement, and this Agreement shall be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. Whenever the term "days" is used in this Agreement, it shall mean calendar days unless specifically provided otherwise. Whenever the term "including" is used in this Agreement, it shall mean "including, but not limited to," the items thereafter enumerated.

           17.11ASSIGNMENT. Neither Buyer nor Select shall assign its rights or delegate its obligations hereunder without the prior written consent of the other party, provided that Buyer may assign its right hereunder to an affiliate of Lend Lease Real Estate Investments, Inc. upon 3 business days notice, provided that no such assignment shall relieve Buyer of any obligation hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. In connection with any approved assignment, the assignee shall assume the assignor's obligations hereunder, but assignor shall nevertheless remain liable therefor.

      17.12COUNTERPARTS . This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission. All counterparts shall be deemed an original of this Agreement.



              [Remainder of this page intentionally left blank.]



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                          SELECT:

                          FRANKLIN SELECT REALTY TRUST,
                          a California corporation

                          By:  /S/ MARK A.TENBOER
                          Name:MARK A. TENBOER
                          Its: VICE PRESIDENT FINANCE



                          By:
                          Name:
                          Its:



                          PARTNERSHIP:

                          FSRT, L.P.,
                          a California limited partnership

                          By:  Franklin Select Realty Trust,
                               a California corporation,
                               its General Partner


                               By:  /S/ MARK A. TENBOER
                               Name:MARK A. TENBOER
                               Its: VICE PRESIDENT FINANCE


                               By:
                               Name:
                               Its:






NOTE:  ALL PARTIES MUST ALSO INITIAL THE AGREEMENT IN SECTION 15.

[THIS IS A SIGNATURE PAGE TO AND SHALL BE ATTACHED TO AND BECOME A PART OF A MASTER COUNTERPART OF THAT CERTAIN PURCHASE AGREEMENT AMONG VALUE ENHANCEMENT FUND III, LLC, FRANKLIN SELECT REALTY TRUST, FSRT, L.P., AND THE LIMITED PARTNERS OF FSRT, L.P. DATED OCTOBER 12, 1999.]
                          LIMITED PARTNERS:


                          /S/ BARRY C.L. FERNALD
                          Barry C.L. Fernald, individually


                          /S/ GARY FILIZETTI
                          Gary Filizetti, individually


                          /S/ LARRY D. RUSSEL
                          Larry D. Russel, individually


                          /S/ CHARLES GERALD ENGLES
                          Charles Gerald Engles, individually


























NOTE:  ALL PARTIES MUST ALSO INITIAL THE AGREEMENT IN SECTION 15.

[THIS IS A SIGNATURE PAGE TO AND SHALL BE ATTACHED TO AND BECOME A PART OF A MASTER COUNTERPART OF THAT CERTAIN PURCHASE AGREEMENT AMONG VALUE ENHANCEMENT FUND III, LLC, FRANKLIN SELECT REALTY TRUST, FSRT, L.P., AND THE LIMITED PARTNERS OF FSRT, L.P. DATED OCTOBER 12, 1999.]



                          LIMITED PARTNERS:

                          Barry C.L. Fernald and Toby Lynn Fernald, or their successors, Trustees under Revocable Trust Agreement dated September 3, 1980, as amended, FBO Barry C.L. Fernald and Toby Lynn Fernald

                          /S/ BARRY C.L. FERNALD
                          Barry C.L. Fernald, Trustee

                          /S/ TOBY LYNN FERNALD
                          Toby Lynn Fernald, Trustee


                          Gary J. Filizetti, Trustee under Revocable Trust Agreement dated November 3, 1988, as amended, FBO Gary J. Filizetti

                          /S/ GARY J. FILIZETTI
                          Gary J. Filizetti, Trustee


                          Larry D. Russel and Janet M. Russel, Trustees or the Trustee's Successors, under the Larry D. Russel and Janet M. Russel Living Trust dated February 15, 1978, as amended

                          /S/ LARRY D. RUSSEL
                          Larry D. Russel, Trustee

                          /S/ JANET M. RUSSEL
                          Janet M. Russel, Trustee


                          Charles Gerald Engles and Jane Beth Engles, or their successor(s), Trustees under Revocable Trust Agreement dated September 20, 1984, as amended, FBO Charles Gerald Engles and Jane Beth Engles

                          /S/ CHARLES GERALD ENGLES
                          Charles Gerald Engles, Trustee

                          /S/ JANE BETH ENGLES
                          Jane Beth Engles, Trustee


NOTE:  ALL PARTIES MUST ALSO INITIAL THE AGREEMENT IN SECTION 15.

[THIS IS A SIGNATURE PAGE TO AND SHALL BE ATTACHED TO AND BECOME A PART OF A MASTER COUNTERPART OF THAT CERTAIN PURCHASE AGREEMENT AMONG VALUE ENHANCEMENT FUND III, LLC, FRANKLIN SELECT REALTY TRUST, FSRT, L.P., AND THE LIMITED PARTNERS OF FSRT, L.P. DATED OCTOBER 12, 1999.]
                          BUYER:

                          VALUE ENHANCEMENT FUND III, LLC,
                          a Georgia limited liability company

                          By: Lend Lease Real Estate Investments, Inc., its Manager

                               By:  /S/ CHRIS MCELDOWNEY
                               Its: SENIOR VICE PRESIDENT

































NOTE:  ALL PARTIES MUST ALSO INITIAL THE AGREEMENT IN SECTION 15.

[THIS IS A SIGNATURE PAGE TO AND SHALL BE ATTACHED TO AND BECOME A PART OF A MASTER COUNTERPART OF THAT CERTAIN PURCHASE AGREEMENT AMONG VALUE ENHANCEMENT FUND III, LLC, FRANKLIN SELECT REALTY TRUST, FSRT, L.P., AND THE LIMITED PARTNERS OF FSRT, L.P. DATED OCTOBER 12, 1999.]





Exhibit 2(b)



                                  PURCHASE OF

                               CONVERSION RIGHTS

                                   AGREEMENT



                                    BETWEEN

                         FRANKLIN SELECT REALTY TRUST,

                                      AND



                   THE LIMITED PARTNERS LISTED ON SCHEDULE 1


                               October 12, 1999





    PURCHASE OF CONVERSION RIGHTS AGREEMENT  FRANKLIN SELECT REALTY TRUST - THE
                                   LIMITED PARTNERS

                               TABLE OF CONTENTS

                                                                           PAGE

RECITALS..........................................................1

1. DEFINED TERMS..................................................2

2. PURCHASE OF CONVERSION RIGHTS..................................2

3. PURCHASE PRICE.................................................3
  3.1. Amount and Payment of Conversion Purchase Price............3
  3.2  Conversion Purchase Price Contingent.......................3
  3.3  Reports....................................................3
  3.4 Authority of Select.........................................3

4. CONDITIONS PRECEDENT...........................................4

5. CLOSING OF PURCHASE OF CONVERSION RIGHTS.......................5
  5.1 Closing.....................................................5
  5.2  Delivery of Assignment of the Conversion Rights............5
  5.3 Fees and Costs..............................................5

6. REPRESENTATIONS AND WARRANTIES.................................5

7. INDEMNITIES....................................................5
  7.1 Indemnity by Limited Partners...............................5
  7.2 Indemnification and Defense by Select.......................6
  7.3  Cooperation................................................7
  7.4  Claims for Indemnification.................................7

8. MISCELLANEOUS..................................................8
  8.1 Notices.....................................................8
  8.2 Headings....................................................8
  8.3 Covenant of Further Assurances..............................8
  8.4 Entire Agreement............................................9
  8.5 Partial Invalidity..........................................9
  8.6 No Waiver...................................................9
  8.7 Time of the Essence.........................................9
  8.8 Governing Law...............................................9
  8.9 Interpretation..............................................9
  8.10 Assignment.................................................9
  8.11 Attorneys'Fees.............................................9
  8.12 Counterparts..............................................10
  8.13 Undertaking by Individuals................................10



                               LIST OF SCHEDULES

Schedule 1.Limited Partners



    PURCHASE OF CONVERSION RIGHTS AGREEMENT  FRANKLIN SELECT REALTY TRUST - THE
                                    LIMITED PARTNERS                       p. 6



                    PURCHASE OF CONVERSION RIGHTS AGREEMENT


      THIS PURCHASE OF CONVERSION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of October 12, 1999 (the "CONTRACT DATE"), by and between FRANKLIN SELECT REALTY TRUST, a California corporation ("SELECT") and the persons listed on SCHEDULE 1 hereto (the "LIMITED PARTNERS").

                                   RECITALS

      A. Select is the sole general partner of FSRT, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and the Limited Partners are all of the limited partners of the Partnership.


      B. On October 30, 1996, Select, the Partnership, and the Limited Partners entered into that certain Exchange Rights Agreement, dated as of October 30, 1996 ("EXCHANGE RIGHTS AGREEMENT"). Concurrently therewith, Select and the Limited Partners entered into that certain Registration Rights Agreement, of even date therewith ("REGISTRATION RIGHTS AGREEMENT").
Pursuant and subject to the terms and conditions of the Exchange Rights Agreement, the Limited Partners have the separate and independent right to exchange limited partnership units in the Partnership ("UNITS") for Series A Shares of common stock in Select ("SHARES"), on a one for one basis, subject to adjustments for capital changes in Select occurring after the date of the Exchange Rights Agreement (such as stock splits and recapitalizations). Pursuant and subject to the terms and conditions of the Registration Rights Agreement, the Limited Partners are entitled to certain registration rights for Units that are converted into Shares. (Such conversion and registration rights of the Limited Partners, as more fully provided in the Exchange Rights Agreement and the Registration Rights Agreement, are hereinafter collectively referred to as the "CONVERSION RIGHTS").

      C. Concurrently with the execution and delivery of this Agreement, Select, the Limited Partners and the Partnership have entered into a Purchase Agreement (the "PURCHASE AGREEMENT") with Value Enhancement Fund III, LLC, a Georgia limited liability company ("BUYER"), pursuant to which Buyer will acquire, among other things, all of Select's interest as General Partner of the Partnership (the "GENERAL PARTNER'S INTEREST"). Buyer has also agreed to purchase the Units on the terms and conditions set forth in the Purchase Agreement. Buyer has informed Select and the Limited Partners that Buyer is not willing to purchase the General Partner's Interest so long as the Limited Partners maintain such Conversion Rights and is unwilling to give value to the Limited Partners for such Conversion Rights. Moreover, Select is unwilling to enter into an agreement to sell certain assets, including the General Partner's Interest, to the Buyer unless the Conversion Rights are first either reacquired by Select and thereby terminated by the Partnership, or exercised by the Limited Partners prior to Closing.

      D. Select and the Limited Partners agree that the Conversion Rights constitute property with substantial value, but that such value is difficult
or impracticable to determine.   In order to induce Buyer to acquire the
General Partner's Interest on the terms and conditions of the Purchase Agreement and to induce the Limited Partners to sell their Units to Buyer without the Conversion Rights, and to induce Select to enter into the Purchase Agreement, Select and the Limited Partners have agreed that (except as set forth in Recital F, below), on the terms and subject to the conditions of this Agreement, and immediately prior to the closing of the transactions set forth in the Purchase Agreement, (i) the Limited Partners will sell to Select, and Select will purchase from the Limited Partners, the Conversion Rights for a contingent purchase price to be determined and paid at the times and in the manner set forth in this Agreement, and (ii) Select and the Limited Partners are willing to agree to certain other undertakings in connection with such transaction, the Purchase Agreement, and the Transaction Agreements (as defined in the Purchase Agreement).

      E. Select and the Limited Partners intend that without regard for the manner in which the purchase of the Units has occurred, once Select has purchased the Conversion Rights from the Limited Partners, the consideration received by the Limited Partners in excess of the $7.46 per Unit price (as adjusted) will be the same as if they had converted their Units to Class A common stock in Select ("SHARES").

      F. The Limited partners, at their option, may elect to convert their Units to Shares as of the Closing, pursuant to the terms of the Purchase Agreement. If such conversion occurs, the Limited Partners so converting shall be treated as holders of Shares of Select for all purposes, and Select shall indemnify the Limited Partners from certain claims as specified below.

      NOW, THEREFORE, in consideration for the foregoing Recitals and the mutual covenants and agreements herein contained, and intending to be legally bound thereby, Select and the Limited Partners agree as follows:

      1. DEFINED TERMS. Any capitalized term used but not otherwise defined herein shall have the meaning set forth for such term in the Purchase Agreement

      2. PURCHASE OF CONVERSION RIGHTS. Except as provided below, the Limited Partners hereby severally agree to sell to Select, and Select agrees to purchase from each of the Limited Partners, immediately prior to the Closing of the Transactions contemplated by the Purchase Agreement, all right, title, and interest of the Limited Partners in and to the Conversion Rights regarding all 1,625,000 Unit Conversion Rights held by all of the Limited Partners collectively, all on the terms and conditions set forth in this Agreement and subject to the consummation of the contemporaneous Transactions contemplated by the Purchase Agreement and the other Transaction Documents. Pursuant to the Exchange Rights Agreement, as modified by the Purchase Agreement, each Limited Partner may convert his Units to Shares immediately prior to closing by giving notice on or before November 19, 1999, to Select and Buyer. In the event a Limited Partner does so convert, such Limited Partner shall no longer be a Limited Partner for purposes of, nor a party to, this Agreement, and the number of Unit Conversion Rights subject to this Agreement shall be reduced by 406250. Notwithstanding the foregoing, however, Sections 5.3, 7.2, 7.3 and 7.4 (with regard to Select's indemnification obligations) shall continue in full force and effect with respect to all of the Limited Partners.

      3.   PURCHASE PRICE.

           3.1. AMOUNT AND PAYMENT OF CONVERSION PURCHASE PRICE. The contingent purchase price per Unit for the Conversion Rights ("CONVERSION PURCHASE PRICE") shall be an amount per Unit equal to the amount of distributions, if any, paid per share to the holders of Class A common stock of Select from and after the Closing Date in excess of $7.46 per share, including any liquidating distributions made by Select or a liquidating trust established by Select to wind up its affairs; PROVIDED, HOWEVER, that the $7.46 per share amount shall be adjusted downward to the extent that the price per Unit received by the Limited Partners in their sale to the Buyer is reduced in accordance with the terms of Section 2.3 (CERTAIN ADJUSTMENTS) of the Purchase Agreement. The Conversion Purchase Price shall be paid in installments, without interest, at the same time as, and in no event later than within ten (10) business days after, the corresponding distribution to the Select Class A common shareholders. It is the intention of the parties that the Conversion Purchase Price per Unit be an amount equal to what each Limited Partner would have received had the Limited Partner converted his Units to Shares prior to the Closing minus the amount of $7.46 per share, as adjusted. Select and the Limited Partners agree that such amount, although contingent, is a reasonable approximation of the value of the Conversion Rights.

           3.2 CONVERSION PURCHASE PRICE CONTINGENT. The Limited Partners acknowledge and agree that the Conversion Purchase Price is contingent and will be effected by, among other things, (i) the Holdback Amount (as defined in the Purchase Agreement) remaining after all Claims with respect thereto have been resolved, (ii) all costs of defending and resolving pending shareholder litigation involving Select and the Partnership, including the cost of obtaining and maintaining any insurance with respect thereto, (iii) all costs relating to the indemnification by select of the Limited Partners as provided therein, (iv) all costs of resolving any residual claims with respect to the Transactions, (v) closing costs and expenses payable by Select under the Purchase Agreement, (vi) prorations under Section 11.8 (PRORATIONS) of the Purchase Agreement, (vii) the cash flow and sales proceeds, if any, generated by any assets of Select that are not sold to the Buyer at the Closing, and (viii) all costs of attending to post-Closing matters under the Purchase Agreement and of winding up the affairs of Select, and in each case including, without limitation attorney's fees and costs and escrow and similar fees and costs.

           3.3 REPORTS. Concurrently with the distribution of any installment of the Conversion Purchase Price, if Select elects at such time to deliver to the shareholders of Select a report that sets out in reasonable detail the calculation of amounts available for distribution and the basis therefor, Select shall also deliver to each Limited Partner a copy of any such report.

           3.4  AUTHORITY OF SELECT.      Other than such matters relating to
breaches of their obligations or representations and warranties under the Transaction Agreements for which the Limited Partners are liable under the terms thereof Select shall have the sole and exclusive obligation and authority to determine, settle, approve, give consents to or take any other action affecting the matters described in the last sentence of Section 3.2 (CONVERSION PURCHASE PRICE CONTINGENT) (collectively, the "COVERED ACTS"), and all parties to the Transaction Agreements may rely fully on such acts. Notwithstanding anything to the contrary in the immediately preceding sentence, Select shall not agree to any Purchase Price Adjustment under the Purchase Agreement (other than as results from the withdrawal of Data General pursuant to the Letter Agreement (as defined below)) that would exceed, cumulatively and in the aggregate $7,500,000, without the approval of Barry
C. L. Fernald, or such other Limited Partner as a majority in interest of the Limited Partners may from time to time appoint. Costs incurred in connection with such Covered Acts shall be paid out of funds retained by Select for such purpose (including, without limitation, any Holdback Amount or any Escrow
Fund) and the Limited Partners shall have no liability for such costs, other than any resulting diminution of the Conversion Purchase Price. Subject to Select's indemnification obligation under Section 7.2 hereof, neither Select or its officers, directors, managers, agents, shareholders or employees shall be liable to any Limited Partner for any Covered Acts, except for their own negligence or willful misconduct. Without limiting the foregoing, Select (i) may consult with legal counsel, independent public accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them with the advise of such counsel, accountants or experts, (ii) shall incur no liability by acting on any notice (including notice by telephone) consent, certificate or other writing or communication believed by them to be genuine and signed or authorized by a proper party or parties (iii) may give such consideration as in the exercise of its reasonable business judgment it deems appropriate, to the interest of all of its shareholders and other interested parties, and not just the interests of the Limited Partners.

      Notwithstanding that the Buyer and other third parties may fully and unconditionally rely on the foregoing authority of Select without any further documentation from the Limited Partners, Select for the benefit of each of the Limited Partners agrees that it will not exercise its rights under this Section with regard to any matter in which the result to any of the Limited Partners is not proportionally the same for the Limited Partner as it is for the Class A common shareholders of Select without the consent of Barry C.L. Fernald or such other of the Limited Partners as a majority in interest of the Limited Partners may from time to time appoint.

      4.   CONDITIONS PRECEDENT.

           The obligations of the parties under this Agreement are subject to the following conditions precedent, each of which may be waived in writing by the party benefited thereby:

                (a) consummation of the Transactions pursuant to the Purchase Agreement (such consummation being subject to, among other conditions, the approval of Select's shareholders) (PROVIDED that such consummation is not a condition precedent to the parties' indemnification obligations herein);

                (b) as a condition to Select's obligation to purchase the Conversion Rights as provided herein, the Limited Partners shall have delivered good title thereto; and

                (c) as a condition to Select's obligation to acquire any Limited Partner's Conversion Rights, Select shall concurrently acquire the Conversion Rights of each of the other Limited Partners.

      5.   CLOSING OF PURCHASE OF CONVERSION RIGHTS.

           5.1 CLOSING. The purchase by Select of the Conversion Rights pursuant to this Agreement or the conversion of the Units into Shares shall occur immediately prior to the Closing of the Transactions contemplated by the Purchase Agreement.

           5.2 DELIVERY OF ASSIGNMENT OF THE CONVERSION RIGHTS. Each of the Limited Partners shall evidence the sale of the Conversion Rights under this Agreement by the execution and delivery to Select on the Closing Date of an Assignment of Conversion Rights in substantially the form of EXHIBIT A (each, an "ASSIGNMENT"). Execution and delivery of the Assignment is for the benefit of Select only, and, at Select's option and without relieving any Limited Partner of his obligation to execute and deliver an Assignment on the Closing Date (PROVIDED that the Closing under the Purchase Agreement has occurred and the other conditions for the Limited Partners' benefit set forth in Section 4 (CONDITIONS PRECEDENT ) have been satisfied) the purchase and sale of each Limited Partner's Conversion Rights shall be deemed to have been consummated and perfected immediately prior to such Closing, without further action or delivery on the part of any party.

           5.3 FEES AND COSTS. Select shall reimburse the Limited Partners within 15 days after demand and the receipt of appropriately detailed invoices therefore, all reasonable attorneys' and accountants' fees and costs reasonably incurred after June 30, 1999 by the Limited Partners in connection with the evaluation, negotiation and documentation of the sale of their Conversion Rights pursuant to this Agreement and their Units pursuant to the Purchase Agreement, together with any third party closing costs incurred by the Limited Partners in connection with the closing of these.

      6.   REPRESENTATIONS AND WARRANTIES.

           Each Limited Partner is the sole beneficial and legal owner of the such Limited Partner's 406,250 Unit Conversion Rights, free from any lien, claim or encumbrance, with full right, power and authority to sell these Conversion Rights. Each Limited Partner will convey all of its right, title and interest in and to all of his Conversion Rights to Select free and clear of any and all liens, claims, encumbrances, and security interests, options, pledges and agreements restricting transferability and such Limited Partner has not transferred, assigned, sold, hypothecated, pledged, or encumbered all or any portion of these Conversion Rights at any time. the undertakings of each Limited Partner under this Section are several and not joint.

      7.   INDEMNITIES.

           7.1 INDEMNITY BY LIMITED PARTNERS. The Limited Partners, severally and not jointly, shall indemnify, save and hold harmless Select and its directors, officers, employees, agents, representatives shareholders and affiliates (each of which is a "INDEMNIFIED PARTY"), from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, lost profits and other losses, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, resulting from or incident to
(a) the inaccuracy of any representation made by the Limited Partner in
Section 6 (REPRESENTATIONS AND WARRANTIES) of this Agreement, to the extent the same constitute an intentional misrepresentation, or the failure of the Limited Partner to deliver good title to his or its Unit Conversion Rights, and (b) the inaccuracy of any representation made by the Limited Partner in
Section 13.2 (REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS) of the Purchase Agreement, to the extent the same constitute "Limited Partner Excluded Claims or Losses" under the Purchase Agreement (the foregoing costs and losses are referred to herein as "SELECT LOSSES"). The foregoing indemnity does not extend to Losses of any kind suffered or incurred by Select because the Select Transactions fail to close because of any act of a Limited Partner.

           7.2 INDEMNIFICATION AND DEFENSE BY SELECT. Select shall indemnify, save and hold harmless each Limited Partner, and such partner's agents, representatives, heirs, successors and assigns (each of which is a "INDEMNIFIED PARTY"), from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, lost profits and other losses, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, resulting from or incident to the Transactions and the sale of assets pursuant to the Purchase Agreement or in any other Transaction Agreement, except to the extent such liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses arise from (a) the inaccuracy of any representation made by the Limited Partner in Section 6 (REPRESENTATIONS AND WARRANTIES) of this Agreement to the extent the same shall constitute an intentional misrepresentation or the failure of the Limited Partner to deliver good title to the Unit Conversion Rights, and (b) the inaccuracy of any representation made by the Limited Partner in Section 13.2 (REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS) of the Purchase Agreement to the extent the same constitute
"Limited Partner Excluded Claims and Losses" under the Purchase Agreement (the foregoing non-excluded costs and losses are referred to herein as the "LIMITED PARTNER LOSSES"). In addition, Select shall pay in advance of the final disposition of the matter, upon presentation of appropriately detailed invoices therefor reasonable legal fees, or shall provide the Limited
Partners with legal representation, in connection with defending any matter described in the immediately preceding sentence, regardless of whether the matters at issue are ultimately determined to constitute Limited Partner Excluded Claims and Losses or result from an Indemnified Party's intentional misrepresentation or breach of his or its obligations under this Agreement, upon receipt of an undertaking, reasonably satisfactory in form and substance to Select, by such Indemnified Party to repay such amounts if it is ultimately determined that the Indemnified Party is not entitled to indemnification under the first sentence of this Section 7.2.

           7.3 COOPERATION. Each Indemnified Party shall cooperate in all reasonable respects with each party from which it is seeking indemnification hereunder (an "INDEMNITOR") and its representatives (including without limitation its attorneys) in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the Indemnified Party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

           7.4 CLAIMS FOR INDEMNIFICATION. If a claim (a "CLAIM") either for Select Losses or Limited Partner Losses (together, "LOSSES")is to be made by a Indemnified Party against the Indemnitor, the party claiming such indemnification shall give written notice (a "CLAIM NOTICE") to the Indemnitor as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section 7. Such Claim Notice shall specify the amount of the Claim asserted, if actually known to the Indemnified Party and method of computation thereof, and shall specify the basis for such Claim. If any lawsuit or enforcement action is filed by a third party against any Indemnified Party, written notice thereof shall be given to the Indemnitor as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnitor demonstrates actual damage caused by such failure. After such notice, if the Indemnitor acknowledges in writing to the Indemnified Party its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such lawsuit or enforcement action, then the Indemnitor shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice, subject to the reasonable approval of the Indemnified Party, to handle and defend the same unless
(A) the named parties to such action or proceeding (including any impleaded parties) include both the Indemnitor and the Indemnified Party and (B) the Indemnified Party has been advised in writing by counsel that there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnitor, in which event the Indemnified Party shall be entitled, at the Indemnitor's cost, risk and expense, to separate counsel of its own choosing, subject to the reasonable approval of Indemnitor, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld (PROVIDED it shall not be unreasonable for an Indemnified Party to withhold consent to any settlement the terms of which do not fully release such Indemnified Party). If the Indemnitor fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor; provided, however, that such Claim shall not be compromised or settled without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnitor reasonably informed of the progress of any such defense, compromise or settlement. The Indemnitor shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 7 and for any final judgment (subject to any right of appeal), and the Indemnitor agrees to indemnify and hold harmless an indemnified party from and against any Losses by reason of such settlement or judgment.

      8.   MISCELLANEOUS.

           8.1 NOTICES. Unless otherwise provided herein, all notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person, or
(ii) upon delivery by a commercial courier or delivery service for overnight delivery, or (iii) upon receipt by the sender of confirmation that notice sent by facsimile transmission has been received by the recipient of the facsimile. All notices must be properly addressed (including facsimile transmission numbers) and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section:

           Select:        Franklin Select Realty Trust
                          P. O. Box 7777
                          San Mateo, CA  94403
                          Facsimile No.: (650) 312-5830
                          Attn:  David P. Goss

           with a copy to:Farella, Braun & Martel LLP
                          235 Montgomery Street, 19th Floor
                          San Francisco, CA  94104
                          Facsimile No.:  (415) 954-4480
                          Attn:  Matthew J. Lewis, Esq.

           Limited Partners:   Barry C.L. Fernald
                          3880 South Bascom Ave., Suite 210
                          San Jose, CA 95124

           with a copy to:Eugene Miller
                          Miller Starr & Regalia
                          1331 N. California Blvd.
                          5th Floor
                          Walnut Creek, CA  94596

           8.2 HEADINGS. The headings used herein are for purposes of convenience only and should not be used in construing the provisions hereof.

           8.3 COVENANT OF FURTHER ASSURANCES. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement.

           8.4 ENTIRE AGREEMENT. This document, together with the Transaction Agreements, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements. This Agreement may only be modified by a written instrument signed by all parties.

           8.5 PARTIAL INVALIDITY. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to other persons or circumstances shall not be affected, provided that the affected party is still able to realize the material benefits of this Agreement.

           8.6 NO WAIVER. No consent or waiver by either party to or of any breach of any representation, covenant or warranty shall be construed as a consent to or waiver of any other breach of the same or any other representation, covenant, or warranty. No consent or waiver shall be effective unless in writing, executed by the waiving or consenting party.

           8.7  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

           8.8 GOVERNING LAW. This Agreement is entered into and shall be governed by and construed in accordance with the laws of the State of California.

           8.9 INTERPRETATION. All parties have been represented by counsel in the preparation and negotiation of this Agreement, and this Agreement shall be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. Whenever the term "days" is used in this Agreement, it shall mean calendar days unless specifically provided otherwise. Whenever the term "including" is used in this Agreement, it shall mean "including, but not limited to," the items thereafter enumerated.

           8.10 ASSIGNMENT. Select may assign its rights and delegate its duties under this Agreement to a liquidating trust established in connection with the dissolution and liquidation of Select. The Limited Partners may assign their rights to receive the Conversion Purchase Price (subject to the terms and conditions of this Agreement) to any person, but no attempted assignment or delegation of a Limited Partner's rights and duties hereunder will relieve such Limited Partner from any obligation hereunder. Except as otherwise provided in this Section, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

           8.11 ATTORNEYS' FEES. In the event of any litigation between the parties respecting this Agreement, the prevailing party shall, except as otherwise provided herein, be entitled, in addition to all expenses, costs or damages awarded by a court of competent jurisdiction, to reasonable attorneys' fees, whether or not such controversy was litigated or prosecuted to judgment.

           8.12 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission. All counterparts shall be deemed an original of this Agreement.

           8.13 UNDERTAKING BY INDIVIDUALS. Each of Messrs. Fernald, Filizetti, Engles and Russel are the "Limited Partners" of record on the records of the Partnership, but have informed Select that they have transferred their interests in the Partnership to the estate planning trusts set forth on SCHEDULE 1 effective as of February 28, 1997. Notwithstanding any contrary provision of this Agreement or the Purchase Agreement, Select has agreed to recognize and to cause the Partnership to recognize the transferee trusts as the Limited Partners on the condition that, and by their signatures hereon each of Messrs. Fernald, Filizetti, Engles and Russel agree that (i) each of Messrs. Fernald, Filizetti, Engles and Russel has transferred all of their respective right, title and interest in the Units to their respective estate planning trusts and have no further interest in such Units (ii) each of Messrs. Fernald, Filizetti, Engles and Russel will cause their respective transferee Limited Partner to perform or pay its obligations and liabilities hereunder (subject to the limitations on personal liability set forth herein).



              [Remainder of this page intentionally left blank.]



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                          SELECT:

                          FRANKLIN SELECT REALTY TRUST,
                          a California corporation

                          By: /S/  MARK A. TENBOER
                          Name: MARK A. TENBOER
                          Its: VICE PRESIDENT FINANCE


                          By:
                          Name:
                          Its:









                          LIMITED PARTNERS:


                          /S/  BARRY C.L. FERNALD
                          Barry C.L. Fernald, individually


                          /S/  GARY FILIZETTI
                          Gary Filizetti, individually


                          /S/  LARRY D. RUSSEL
                          Larry D. Russel, individually


                          /S/  CHARLES GERALD ENGLES
                          Charles Gerald Engles, individually


























                          LIMITED PARTNERS:

                          Barry C.L. Fernald and Toby Lynn Fernald, or their successors, Trustees under Revocable Trust Agreement dated September 3, 1980, as amended, FBO Barry C.L. Fernald and Toby Lynn Fernald

                          /S/  BARRY C.L. FERNALD
                          Barry C.L. Fernald, Trustee

                          /S/  TOBY LYNN FERNALD
                          Toby Lynn Fernald, Trustee


                          Gary J. Filizetti, Trustee under Revocable Trust Agreement dated November 3, 1988, as amended, FBO Gary J. Filizetti

                          /S/  GARY J. FILIZETTI
                          Gary J. Filizetti, Trustee


                          Larry D. Russel and Janet M. Russel, Trustees or the Trustee's Successors, under the Larry D. Russel and Janet M. Russel Living Trust dated February 15, 1978, as amended

                          /S/  LARRY D. RUSSEL
                          Larry D. Russel, Trustee

                          /S/  JANET M. RUSSEL
                          Janet M. Russel, Trustee


                          Charles Gerald Engles and Jane Beth Engles, or their successor(s), Trustees under Revocable Trust Agreement dated September 20, 1984, as amended, FBO Charles Gerald Engles and Jane Beth Engles

                          /S/  CHARLES GERALD ENGLES
                          Charles Gerald Engles, Trustee

                          /S/  JANE BETH ENGLES
                          Jane Beth Engles, Trustee


                                  SCHEDULE 1

                               LIMITED PARTNERS


Barry C.L. Fernald and Toby Lynn              406,250 Units
Fernald, or their successors,
Trustees under Revocable Trust
Agreement dated September 3, 1980,
as amended, FBO Barry C.L. Fernald
and Toby Lynn Fernald
Gary J. Filizetti, Trustee under              406,250 Units
Revocable Trust Agreement dated
November 3, 1988, as amended, FBO
Gary J. Filizetti
Larry D. Russel and Janet M.                  406,250 Units
Russel, Trustees or the Trustee's
Successors, under the Larry D.
Russel and Janet M. Russel Living
Trust dated February 15, 1978, as
amended
Charles Gerald Engles and Jane                406,250 Units
Beth Engles, or their
successor(s), Trustees under
Revocable Trust Agreement dated
September 20, 1984, as amended,
FBO Charles Gerald Engles and Jane
Beth Engles